Exhibit 4.20


                    ASSET AND CAPITAL CONTRIBUTION AGREEMENT

         THIS ASSET AND CAPITAL CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into this 1st day of July, 2005, by and among READY MIX USA, INC., an Alabama corporation ("RMUSA"), CEMEX SOUTHEAST HOLDINGS LLC, a Delaware limited liability company ("Cemex"), and READY MIX USA, LLC, a Delaware limited liability company ("Company").

                              W-I-T-N-E-S-S-E-T-H :
                              ---------------------

         WHEREAS, RMUSA and Cemex are the sole members of Company; and

         WHEREAS, RMUSA and Cemex have agreed to each make an asset and capital contribution (the "Contribution") to Company pursuant to terms contained herein; and

         WHEREAS, subsequent to the Contribution, Company will own and operate the RMUSA Assets and the Cemex Assets, both of which terms are defined below, in connection with the business of producing and selling ready-mix concrete and concrete block, pavers and septic tanks, and materials to produce the same, such as aggregates and sand, at the RMUSA Business Locations and the Cemex Business Locations, both of which terms are defined below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the receipt, adequacy and sufficiency of which are hereby acknowledged, RMUSA and Cemex hereby agree as follows:

                                    ARTICLE 1

                               TRANSFER OF ASSETS
                               ------------------

         1.1 Assets To Be Contributed By RMUSA. Subject to the terms hereinafter set forth, RMUSA hereby transfers, conveys, assigns and delivers, and agrees to cause each of its Affiliates (as defined herein) to transfer, convey, assign and deliver, to Company those assets described on Schedule 1.1(a) which are currently owned by RMUSA or any of its Affiliates and used or intended for use primarily in, or which are being utilized or operated by RMUSA or any of its Affiliates in its ready-mix concrete, concrete block and septic tank manufacture facilities, paver manufacture facilities and aggregate and sand business (the "RMUSA Assets") and the business associated with said assets, including the business associated with the Partnerships (as defined below) (the "RMUSA Business"). The locations listed on Schedule 1.1(a)-1 are referred to sometimes herein as the "RMUSA Business Locations." Notwithstanding the foregoing, the assets, properties and rights described on Schedule 1.1(b) shall not be transferred, conveyed, assigned or delivered to Company under this Agreement (the "Retained RMUSA Assets"). Notwithstanding the definition of RMUSA Assets included above, the parties acknowledge that a portion of the RMUSA Value (as defined below) includes, primarily for convenience and scheduling purposes, those membership interests (the "Membership Interests") in each of the companies to which each of the Membership Interests apply (the "Partnerships") as disclosed on Schedule 1.1(a).

         1.2 Assets To Be Contributed By Cemex. Subject to the terms hereinafter set forth, Cemex hereby transfers, conveys, assigns and delivers, and agrees to cause each of its Affiliates to transfer, convey, assign and deliver, to Company those assets described on Schedule 1.2(a) which are currently owned by Cemex or any of its Affiliates and used or intended for use primarily in, or which are being utilized or operated by Cemex or any of its Affiliates primarily in its ready-mix concrete, concrete block and aggregate business locations in the RMUSA Boundaries (the "Cemex Assets") and the business associated with said assets (the "Cemex Business", and together with the RMUSA Business, the "Business"). The locations listed on Schedule 1.2(a)-1 are referred to sometimes herein as the "Cemex Business Locations." Notwithstanding the foregoing, the assets, properties and rights described on Schedule 1.2(b) shall not be transferred, conveyed, assigned or delivered to Company under this Agreement (the "Retained Cemex Assets").

                                    ARTICLE 2

                                 ASSIGNED VALUES
                                 ---------------

         2.1 Values Assigned to RMUSA Assets And Cemex Assets. RMUSA and Cemex agree, for purposes of this Agreement, that:

                  (a) the value assigned to the RMUSA Assets is equal to the sum of $357,318,591.59 ($344,000,000 and 13,318,591.59), plus the adjustments made pursuant to Section 2.2 and 2.3 (the "RMUSA Value"); and

                  (b) the value assigned to the Cemex Assets is equal to the sum of $41,061,758 ($16,061,758 and $25,000,000), plus the adjustments made pursuant to Section 2.2 and 2.3 (the "Cemex Value").

         2.2 Prorations. Except for any accounts payable of RMUSA, arising out of the ordinary course of the RMUSA Business, which shall be valued at face value (net of discounts) at close of business on the Contribution Date, and subject to adjustment pursuant to Section 2.3 below (the "RMUSA Accounts Payable"), Cemex and RMUSA each acknowledge and agree that RMUSA shall be responsible for the expenses relating to the RMUSA Assets, and Cemex shall be responsible for the expenses relating to the Cemex Assets, up to and through the Contribution Date (for example, ad valorem taxes and utilities) and that such expenses shall be paid by them at or before the Contribution Date. To the extent that a period of time for the assessment of any of the expenses (for example, property taxes) shall be due both before and after the Contribution Date, the same shall be prorated as of the Contribution Date. RMUSA and Cemex acknowledge and agree that one or more of such prorations may occur or be reconciled subsequent to the Contribution Date.

         2.3 Estimated Values; Adjustments.

                  (a) The RMUSA Value shall be (i) increased by (v) any cash contributed to the Company by RMUSA on the Contribution Date; (w) the value of the inventory of sand, gravel, cement, admixtures, fuel, other raw material and finished goods on hand constituting RMUSA Inventory, which shall all be valued at book value at close of business on the Contribution Date; (x) the value of the inventory of tools, parts and related items constituting RMUSA Inventory, which shall all be valued at book value at close of business on the Contribution Date; (y) the value of all deposits and prepaid items at close of business on the Contribution Date (the "RMUSA Prepaids"); and (z) the amount, if any, by which the RMUSA Accounts Receivable, valued at face value at close of business on the Contribution Date, exceed the RMUSA Accounts Payable, and (ii) decreased by the amount, if any, by which the RMUSA Accounts Payable exceed the RMUSA Accounts Receivable. For the purpose of calculating the RMUSA Accounts
Receivable: (i) accounts receivable that are less than sixty (60) days past due will be valued at face value as of the close of business on the Contribution Date; (ii) accounts receivable that are more than sixty (60) days and less than ninety (90) days past due will be valued at 90% of face value as of the close of business on the Contribution Date; and (iii) accounts receivable that are more than ninety (90) days past due will be valued at 75% of the face value as of the close of business on the Contribution Date.

                  (b) The Cemex Value shall be (i) increased by (w) any cash contributed to the Company by Cemex on the Contribution Date; (x) the value of the inventory of sand, gravel, cement, admixtures, fuel, other raw material and finished goods on hand constituting Cemex Inventory, which shall all be valued at book value at close of business on the Contribution Date; (y) the value of the inventory of tools, parts and related items constituting Cemex Inventory, which shall all be valued at book value at close of business on the Contribution Date; and (z) the value of all deposits and prepaid items at close of business on the Contribution Date (the "Cemex Prepaids").

                  (c) (i) Within thirty (30) days after the Contribution Date,
(x) Cemex shall deliver to the Company and RMUSA a working capital statement reflecting the current assets and the Cemex Prepaids assigned by Cemex pursuant to this Agreement as of the close of business on the Contribution Date, with each item valued as contemplated in Section 2.2 or 2.3(b), as the case may be (the "Cemex Working Capital Statement") and (y) RMUSA shall deliver to the Company and Cemex a working capital statement reflecting the current assets, the RMUSA Prepaids and the RMUSA Accounts Payable assigned by RMUSA pursuant to this Agreement as of the close of business on the Contribution Date, with each item valued as contemplated in Section 2.2 or 2.3(a), as the case may be (the "RMUSA Working Capital Statement").

                           (ii) Upon receipt of the Cemex Working Capital Statement, RMUSA and its independent certified public accountants shall have the right during the succeeding 30-day period to review and audit the accounts represented by the line items set forth on the Cemex Working Capital Statement and to examine and review all records and work papers and other supporting documents used to prepare such statement. Cemex shall give RMUSA full access at all reasonable times to the working papers relating to the Cemex Working Capital Statement, including but not limited to any descriptions of the methodology, procedures, internal audits and analysis undertaken in connection with the preparation of the Cemex Working Capital Statement. RMUSA shall notify Cemex in writing, on or before the last day of the 30-day period, of any good faith objections to the Cemex Working Capital Statement, setting forth a detailed explanation of the objections and the dollar amount of each such objection. If RMUSA does not deliver such notice within such 30-day period, the Cemex Working Capital Statement shall be deemed to have been irrevocably accepted by RMUSA and the Company.

                           (iii) Upon receipt of the RMUSA Working Capital Statement, Cemex and its independent certified public accountants shall have the right during the succeeding 30-day period to review and audit the accounts represented by the line items set forth on the RMUSA Working Capital Statement and to examine and review all records and work papers and other supporting documents used to prepare such statement. RMUSA shall give Cemex full access at all reasonable times to the working papers relating to the RMUSA Working Capital Statement, including but not limited to any descriptions of the methodology, procedures, internal audits and analysis undertaken in connection with the preparation of the RMUSA Working Capital Statement. Cemex shall notify RMUSA in writing, on or before the last day of the 30-day period, of any good faith objections to the RMUSA Working Capital Statement, setting forth a detailed explanation of the objections and the dollar amount of each such objection. If Cemex does not deliver such notice within such 30-day period, the RMUSA Working Capital Statement shall be deemed to have been irrevocably accepted by Cemex and the Company.

                           (iv) If any party in good faith objects to line items set forth on the Cemex Working Capital Statement, or the RMUSA Working Capital Statement, as the case may be, the parties shall attempt to resolve any such objections within 30 days of receipt by the corresponding party of any such objections. If the parties are unable to resolve the matter within such 30-day period, they shall jointly appoint an impartial nationally recognized independent certified public accounting firm (the "Impartial Accounting Firm") mutually acceptable to the parties (or, if they cannot agree on a mutually acceptable firm, they shall cause their respective accounting firms to select such firm) within five (5) days after the end of such 30-day period to resolve any such remaining matters. Any such resolution shall be conclusive and binding on the parties and the fees of the Impartial Accounting Firm shall be borne as the Impartial Accounting Firm shall determine after considering the positions asserted by the parties in light of its final decision. The parties shall fully cooperate with the Impartial Accounting Firm. The Impartial Accounting Firm shall be instructed to reach its conclusion regarding the dispute within thirty (30) days of its appointment to settle the dispute.

                           (v) Adjustments to the values contemplated in paragraphs (a) and (b) of this Section 2.3 shall be made pursuant to the Cemex Working Capital Statement and the RMUSA Working Capital Statement, after their acceptance by the parties or the resolution of all disputes in connection therewith, pursuant to the provisions of this paragraph 2.3(c). Upon any adjustment to the RMUSA Value or the Cemex Value, as contemplated above, in the event that the sum of RMUSA Value under this Agreement and the RMUSA Value under the Cemex Contribution Agreement, as finally determined (the "Aggregate RMUSA Contribution"), is less than the sum of the Cemex Value under this Agreement and the Cemex Value under the Cemex Contribution Agreement, as finally determined (the "Aggregate Cemex Contribution"), then within ten (10) days following such final determination RMUSA shall make a cash contribution (as part of its Contribution) to Company in an amount equal to such shortfall. In the event the Aggregate RMUSA Contribution is greater than the Aggregate Cemex Contribution, then within ten (10) days following such final determination Cemex shall make a cash contribution (as part of its Contribution) to Cemex LLC in an amount equal to such shortfall.

                  (d) In connection with the preparation of the Cemex Working Capital Statement and the RMUSA Working Capital Statement, each of RMUSA and Cemex shall be entitled, for a period of thirty (30) days following the Contribution Date, to conduct a review of Company's physical inventory.

                                    ARTICLE 3

                                CONTRIBUTION DATE
                                -----------------

         3.1 Contribution Date. The Contribution shall be made by RMUSA and Cemex simultaneously with the entering into of this Agreement (the "Contribution Date").

                                    ARTICLE 4

                                   DELIVERIES
                                   ----------

         4.1 Deliveries By RMUSA. Contemporaneously with the execution and delivery of this Agreement, RMUSA shall deliver or cause to be delivered the following:

                  (a) To Company:

                           (i) A bill of sale and assignment evidencing the contribution to Company of those items described in paragraph 2 of
         Schedule 1.1(a), duly executed by RMUSA;

                           (ii) A limited warranty deed for each parcel of RMUSA Land duly executed by RMUSA, evidencing the contribution of the RMUSA Land to Company (the "RMUSA Warranty Deed");

                           (iii) A Title Policy for each parcel of RMUSA Land;

                           (iv) Any sales tax and real estate transfer tax returns, notice of sale of assets, inventory resale certificate or like governmental report required or permitted by any Governmental Authority having jurisdiction over the RMUSA Real Property;

                           (v) An affidavit pursuant to the Foreign Investment and Real Property Transfer Act in respect of the transfer of RMUSA Land;

                           (vi) Duly executed and assigned certificates of title for all vehicles/rolling stock being contributed to Company as part of the RMUSA Assets;

                           (vii) Resolutions adopted by the directors of RMUSA unanimously authorizing the execution and delivery of this Agreement and the transactions contemplated hereunder and appointing the person(s) authorized to consummate this transaction on behalf of RMUSA (the "RMUSA Authorized Person(s)");

                           (viii) A current Certificate of Good Standing of RMUSA from each of the states in which the RMUSA Business Locations are located;

                           (ix) A certificate executed by an authorized officer of RMUSA as to the incumbency of the RMUSA Authorized Person(s);

                           (x) Possession of the RMUSA Assets;

                           (xi) To the extent assignable, an assignment of the RMUSA Permits;

                           (xii) An instrument of assignment and assumption with respect to each RMUSA Assumed Contract (the "RMUSA Agreement Assignment and Assumption"), duly executed by RMUSA;

                           (xiii) An Assignment and Assumption Agreement and Lessor and Lessee Estoppel Agreement with respect to each RMUSA Lease substantially in the form attached hereto as Exhibit A (the "RMUSA Lease Assignment");

                           (xiv) A Trademark License Agreement (the "RMUSA Trademark License Agreement"); and

                           (xv) $28,144,915.10, (x) by wire transfer of $4,594,222.32 in immediately available funds to the account designated by Company and (y) $23,550,692.78 by transfer of bank accounts to the Company, as set forth in Schedule 4.1(a)(xv).

                  (b) To Company and Cemex:

                           (i) The Limited Liability Company Agreement of Ready Mix USA, LLC, dated July 1, 2005 (the "Ready Mix LLC Agreement"), duly executed by RMUSA.

         4.2 Deliveries By Cemex. Contemporaneously with the execution and delivery of this Agreement, Cemex shall deliver or cause to be delivered the following:

                  (a) To Company:

                           (i) A bill of sale and assignment evidencing the contribution to Company of those items described in paragraph 2 of
         Schedule 1.2(a), duly executed by Cemex or its Affiliates;

                           (ii) A limited warranty deed for each parcel of Cemex Land duly executed by Cemex or its Affiliates, evidencing the contribution of the Cemex Land to Company (the "Cemex Warranty Deed");

                           (iii) A Title Policy for each parcel of Cemex Land;

                           (iv) Any sales tax and real estate transfer tax returns, notice of sale of assets, inventory resale certificate or like governmental report required or permitted by any Governmental Authority having jurisdiction over the Cemex Real Property;

                           (v) An affidavit pursuant to the Foreign Investment and Real Property Transfer Act in respect of the transfer of Cemex Land;

                           (vi) Duly executed and assigned Certificates of Title for all vehicles/rolling stock being contributed to Company as part of the Cemex Assets;

                           (vii) Resolutions adopted by the directors of Cemex or its Affiliates unanimously authorizing the execution and delivery of this Agreement and the transactions contemplated hereunder and appointing the person(s) authorized to consummate this transaction on behalf of Cemex or its Affiliates (the "Cemex Authorized Person(s)");

                           (viii) A current Certificate of Good Standing of Cemex or its Affiliates from each state in which a Cemex Business Location is located;

                           (ix) A certificate executed by an authorized officer of Cemex or its Affiliates as to the incumbency of the Cemex Authorized Person(s);

                           (x) Possession of the Cemex Assets;

                           (xi) To the extent assignable, an assignment of the Cemex Permits;

                           (xii) An instrument of assignment and assumption with respect to each Cemex Assumed Contract (the "Cemex Agreement Assignment and Assumption"), duly executed by Cemex or its Affiliates;

                           (xiii) An Assignment and Assumption Agreement and Lessor and Lessee Estoppel Agreement with respect to each Cemex Lease substantially in the form attached hereto as Exhibit B (the "Cemex Lease Assignment"); and

                           (xiv) The Cement Supply Agreement duly executed by Cemex, in its capacity as the Manager of Cemex LLC.

                  (b) To Company and RMUSA:

                           (i) The Ready Mix LLC Agreement, duly executed by Cemex.

         4.3 Deliveries By Company. Contemporaneously with the execution and delivery of this Agreement, Company shall deliver or cause to be delivered:

                  (a) To each of RMUSA and Cemex, the Ready Mix LLC Agreement, duly executed by Company;

                  (b) To Cemex LLC, the Cement Supply Agreement, duly executed by Company;

                  (c) To RMUSA, the RMUSA Agreement Assignment and Assumption, duly executed by Company;

                  (d) To Cemex, the Cemex Agreement Assignment and Assumption, duly executed by Company;

                  (e) To Cemex, a Cemex Lease Assignment with respect to each Cemex Lease, duly executed by Company;

                  (f) To RMUSA, a RMUSA Lease Assignment with respect to each RMUSA Lease, duly executed by Company; and

                  (g) To RMUSA, the RMUSA Trademark License Agreement, duly executed by the Company.

         4.4 Consents. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not constitute an agreement to transfer, sell or otherwise assign any instrument, Contract, license or Permit of the Cemex Business or the RMUSA Business which would otherwise be a Transferred Asset but which is not permitted to be assigned in connection with a transaction of the type contemplated by this Agreement (collectively, the "Unassigned Contracts"). To the extent permitted under the terms of each Unassigned Contract, the beneficial interest in and to each Unassigned Contract shall in any event pass to Company at the Closing, and each of Cemex and RMUSA, as the case may be, covenants and agrees to cooperate with Company in any lawful and economically reasonable arrangement to provide Company with Cemex's or RMUSA's, as the case may be, entire interest in the benefits under each of the Unassigned Contracts. Cemex or RMUSA, as the case may be, shall exercise or exploit its rights and options under all such Unassigned Contracts referred to in this
Section 4.4 only as reasonably directed by Company; provided, that Company shall be responsible for any liability incurred by Cemex or RMUSA, as the case may be, pursuant to such direction and, provided, further, that Company shall not direct Cemex or RMUSA, as the case may be, not to attempt to obtain a Required Contractual Consent for an Unassigned Contract. If Company receives an economic benefit under an Unassigned Contract, Company shall accept the burdens and perform the obligations under such Unassigned Contract as subcontractor of Cemex or RMUSA, as the case may be, to the extent of the benefit received, and to the extent such burdens and obligations would have constituted an Assumed Liability if such Unassigned Contract had been transferred to Company at the Contribution. Furthermore, if the other party(ies) to an Unassigned Contract subsequently Consent to the assignment of such Contract to Company, Company shall thereupon agree to assume and perform all liabilities and the obligations arising thereunder after the date of such Consent, at which time such Unassigned Contract shall be deemed a Transferred Asset, without the payment of further consideration, and the obligations so assumed thereunder shall be deemed Assumed Liabilities.

                                    ARTICLE 5

                                   LIABILITIES
                                   -----------

         5.1 Limitation on Liabilities of RMUSA to be Assumed by Company. Notwithstanding any provision of this Agreement to the contrary, Company shall not assume or become liable to RMUSA, or any other Person, for any liabilities or obligations of RMUSA or any of its Affiliates whether accrued, absolute, contingent or otherwise, except for those liabilities of RMUSA and its Affiliates described on Schedule 5.1 (the "RMUSA Assumed Liabilities"), which Company hereby assumes and agrees to perform, satisfy and discharge when due.

         5.2 Limitation on Liabilities of Cemex to be Assumed by Company. Notwithstanding any provision of this Agreement to the contrary, Company shall not assume or become liable to Cemex, or any other Person, for any liabilities or obligations of Cemex or any of its Affiliates whether accrued, absolute, contingent or otherwise, except for those liabilities of Cemex and its Affiliates described on Schedule 5.2 (the "Cemex Assumed Liabilities") which Company hereby assumes and agrees to perform, satisfy and discharge when due.

                                    ARTICLE 6

                        CERTAIN POST-CONTRIBUTION MATTERS
                        ---------------------------------

         6.1 Further Acts.

                  (a) RMUSA and Cemex shall, respectively, assist Company, and cause their Affiliates to assist, in planning for and accomplishing the orderly transfer of the RMUSA Assets and Cemex Assets to Company as of the Contribution Date and shall take all steps reasonably requested by Company in furtherance thereof. From time to time, at the request of Company, whether at or after the Contribution Date and without further consideration, RMUSA, Cemex and their respective officers and employees will do, execute, acknowledge and deliver to Company, or cause their Affiliates to do, execute, acknowledge and deliver to Company, all further acts, instruments, and assurances, in recordable form, that are reasonably required by Company to effectuate the terms and conditions of this Agreement and the Contribution contemplated hereunder. In addition to the foregoing, on or before the day which is sixty (60) days following the Contribution Date, Cemex shall cause (i) all of the Cemex Required Contractual Consents to be obtained, (ii) the Cemex Permits to be assigned to the Company, and (iii) all certificates of title for all vehicles/rolling stock being contributed to the Company as part of the Cemex Assets to be duly executed and assigned to the Company. In addition to the foregoing, on or before the day which is sixty (60) days following the Contribution Date, RMUSA shall cause (i) all of the RMUSA Required Contractual Consents to be obtained, (ii) the RMUSA Permits to be assigned to the Company, and (iii) all certificates of title for all vehicles/rolling stock being contributed to the Company as part of the RMUSA Assets to be duly executed and assigned to the Company. The parties covenant and agree that following the Contribution Date they shall take all commercially reasonable actions necessary at their own respective cost to clarify, correct, remove or satisfy any matters of title or survey as to which either party may have an objection that affect any parcel of real property that is contributed or conveyed by either party to Company. From time to time, at the request of RMUSA or Cemex, whether at or after the Contribution Date and without further consideration, Company and its officers and employees will do, execute, acknowledge and deliver to RMUSA or Cemex, as the case may be, all further acts, instruments, and assurances, in recordable form, that are reasonably required by RMUSA or Cemex, as the case may be, to effectuate the terms and conditions of this Agreement and the assumption of the RMUSA Assumed Liabilities or the Cemex Assumed Liabilities, as the case may be, contemplated hereunder.

                  (b) The agreements of RMUSA and Cemex in (a) above shall include, without limitation, the execution and delivery of deeds, assignments, bills of sale, affidavits, agreements, consents, certificates and other documents or instruments which RMUSA or Cemex, or their Affiliates, as applicable, shall be unable to deliver as of the Contribution Date and RMUSA and Cemex, and their Affiliates, as applicable, shall diligently take whatever steps or actions subsequent to the Contribution Date as may be necessary in order to effectuate delivery of each of the same.

         6.2 Continued Access to Records. RMUSA and Cemex shall, respectively, preserve for a period of five (5) years after the Contribution Date their respective records and documents which, in Company's reasonable opinion, relate to the RMUSA Assets and the Cemex Assets, respectively, any of the representations or warranties of RMUSA and Cemex, as applicable, contained herein, or the conduct or operation of the RMUSA Assets and Cemex Assets in the Business by Company subsequent to Contribution and will grant Company such reasonable access to and ability to copy all such records and documents as may be needed by Company.

         6.3 Accounts Receivable. In the event that RMUSA receives any payments subsequent to the Contribution Date relating to any RMUSA Accounts Receivable outstanding on or after such date, such payment shall be the property of, and shall be forwarded and remitted to Company as hereinafter provided. After the Contribution Date RMUSA shall and shall cause its Affiliates to pay to Company on a bi-monthly basis all amounts received after the Contribution Date by RMUSA with respect to RMUSA Accounts Receivable.

         6.4 Publicity. Unless and only to the extent required to be made pursuant to any applicable Law, regulation or other requirement of any Governmental Authority, or by any listing agreement with a national securities exchange or trading market, none of RMUSA, Cemex or Company shall make any public announcement or issue any press release regarding this Agreement or the consummation of the transactions contemplated hereby without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld.

         6.5 Insurance.

                  (a) Each of Cemex and Company acknowledges that the RMUSA Retained Policies will not continue to insure the RMUSA Assets or the RMUSA Business after the Contribution Date and that it is incumbent upon Company to obtain substitute policies of insurance that provide insurance coverage for the RMUSA Assets and the RMUSA Business. Each of Cemex and Company hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the RMUSA Assets or RMUSA Business occurs prior to or on the Contribution Date, such loss shall be payable solely from the RMUSA Retained Policies. Each of Cemex and Company hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the RMUSA Assets or RMUSA Business occurs after the Contribution Date, such loss shall be payable solely from such substitute policies. Any such substitute policies shall include a waiver of any rights of subrogation that the insurance carriers underwriting such policies may have against RMUSA or RMUSA's Affiliates, or under the RMUSA Retained Policies.

                  (b) Each of RMUSA and Company acknowledges that the Cemex Retained Policies will not continue to insure the Cemex Assets or the Cemex Business after the Contribution Date and that it is incumbent upon Company to obtain substitute policies of insurance that provide insurance coverage for the Cemex Assets and the Cemex Business. Each of RMUSA and Company hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the Cemex Assets or Cemex Business occurs prior to or on the Contribution Date, such loss shall be payable solely from the Cemex Retained Policies. Each of RMUSA and Company hereby further acknowledges that in the event any casualty or loss, including a product liability or workers' compensation claim, relating to the Cemex Assets or Cemex Business occurs after the Contribution Date, such loss shall be payable solely from such substitute policies. Any such substitute policies shall include a waiver of any rights of subrogation that the insurance carriers underwriting such policies may have against Cemex or Cemex 's Affiliates, or under the Cemex Retained Policies.

         6.6 Employment Matters. RMUSA shall transfer to Company the RMUSA employees associated with the RMUSA Assets ("RMUSA Transferred Employees"). Cemex shall transfer, or cause the transfer, to Company of the employees of Cemex and its Affiliates associated with the Cemex Assets and the Cemex Business ("Cemex Transferred Employees"). RMUSA shall maintain, or cause to be maintained, employee benefit and compensation plans, programs and arrangements (the "Plans") for the benefit of the Cemex Transferred Employees and the RMUSA Transferred Employees. With respect to each Plan in which a Cemex Transferred Employee participates, for purposes of determining eligibility, vesting and amount of benefits, including severance benefits and paid time off entitlement (but not for pension benefit accrual purposes), RMUSA shall cause service with Cemex and its Affiliates (or predecessor employers to the extent Cemex or its Affiliates provided past service credit) to be treated as service with RMUSA and its Affiliates; provided, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent that such service was not recognized under an analogous plan of Cemex or its Affiliates. With respect to any Plan maintained in which Cemex Transferred Employees are eligible to participate, RMUSA shall, and shall cause its Affiliates to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the analogous plan of Cemex or its Affiliates and (ii) provide each Cemex Transferred Employee with credit for any co-payments and deductibles paid prior to the Contribution Date in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan. Effective as of the Contribution Date, the Cemex Transferred Employees shall cease to participate (and thus shall no longer be eligible for vesting or benefit accrual under) any employee benefit or compensation plans, programs or arrangements maintained by Cemex or its Affiliates.

         6.7 Cemex Environmental Indemnity. Cemex, in addition to its other indemnity obligations otherwise provided in this Agreement, agrees to indemnify and hold harmless Company and its officers, shareholders, members, managers, directors, employees, agents, successors, and assigns (the "Cemex Environmental Indemnitees"), against and in respect of, any and all damages, claims, losses, liabilities, and expenses (including without limitation, reasonable legal, accounting, consulting, engineering and other expenses) that may be incurred by any of the Cemex Environmental Indemnitees, or assessed against any of the Cemex Environmental Indemnitees by any other party or parties (including, without limitation, a governmental entity) arising out of, in connection with, or relating to the subject matter of: (1) the breach or inaccuracy of any of the representations and warranties set forth in Section 7.7; (2) any Cemex Environmental Condition which exists as of the Contribution Date, even if not discovered until after the Contribution Date, including, without limitation, remediation of such condition and loss of life, injury to persons or property, or damage to natural resources arising from such condition; (3) any violation of an Environmental Law prior to the Contribution Date which relates to the Cemex Real Property or the Cemex Business; or (4) the off-site transportation, storage, disposal, treatment or recycling of Hazardous Materials generated by or on behalf of the Cemex Business on or prior to the Contribution Date, including, without limitation, any claims related to remediation of such Hazardous Materials and loss of life, injury to persons or property, or damage to natural resources arising from such Hazardous Materials. Such damages, claims, losses, liabilities, and expenses may sometimes be referred to herein as "Cemex Environmental Liabilities." This indemnity shall survive the Contribution Date only for a period of five (5) years after the Contribution Date. Any testing or investigation which RMUSA or Company deems reasonably necessary in order to determine whether any environmental indemnity obligations of Cemex exist hereunder may be conducted at any time prior to the termination of this indemnity obligation at the expense of RMUSA.

         6.8 RMUSA Environmental Indemnity. RMUSA, in addition to its other indemnity obligations otherwise provided in this Agreement, agrees to indemnify and hold harmless Company and its officers, shareholders, members, managers, directors, employees, agents, successors, and assigns (the "RMUSA Environmental Indemnitees"), against and in respect of, any and all damages, claims, losses, liabilities, and expenses (including without limitation, reasonable legal, accounting, consulting, engineering and other expenses) that may be incurred by any of the RMUSA Environmental Indemnitees, or assessed against any of the RMUSA Environmental Indemnitees by any other party or parties (including, without limitation, a governmental entity) arising out of, in connection with, or relating to the subject matter of: (1) the breach or inaccuracy of any of the representations and warranties set forth in Section 8.7; (2) any RMUSA Environmental Condition which exists as of the Contribution Date, even if not discovered until after the Contribution Date, including, without limitation, remediation of such condition and loss of life, injury to persons or property, or damage to natural resources arising from such condition; (3) any violation of an Environmental Law prior to the Contribution Date which relates to the RMUSA Real Property or the RMUSA Business; or (4) the off-site transportation, storage, disposal, treatment or recycling of Hazardous Materials generated by or on behalf of the RMUSA Business on or prior to the Contribution Date, including, without limitation, any claims related to remediation of such Hazardous Materials and loss of life, injury to persons or property, or damage to natural resources arising from such Hazardous Materials. Such damages, claims, losses, liabilities, and expenses may sometimes be referred to herein as "RMUSA Environmental Liabilities." This indemnity shall survive the Contribution Date only for a period of five (5) years after the Contribution Date. Any testing or investigation which Cemex or Company deems reasonably necessary in order to determine whether any environmental indemnity obligations of RMUSA exist hereunder may be conducted at any time prior to the termination of this indemnity obligation at the expense of Cemex.

         6.9 Bulk Transfer Laws. Without admitting applicability of the bulk transfer laws of any jurisdiction, RMUSA, Cemex and Company have agreed to waive compliance by each of RMUSA and Cemex with the laws of any jurisdiction relating to bulk transfers which may be applicable in connection with the transfer of the RMUSA Assets or the Cemex Assets to Company. Each of RMUSA and Cemex shall defend, indemnify and hold harmless Company from and against any liabilities incurred as a result of its noncompliance with any applicable bulk transfer laws.

                                    ARTICLE 7

                     REPRESENTATIONS AND WARRANTIES BY CEMEX
                     ---------------------------------------

         Cemex hereby represents and warrants to Company that, except as set forth in the disclosure schedule being delivered by Cemex contemporaneously herewith (the "Cemex Disclosure Schedule"):

         7.1 Existence and Authorization for Agreement; Enforceability. Cemex is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own, lease, and operate its properties and carry on and operate its business as and where such business is now being conducted. Each of the Affiliates of Cemex which are contributing Cemex Assets or Cemex Business at the direction of or for the benefit of Cemex is an entity duly organized, validly existing and in good standing under the laws of the State of its organization, and has the requisite power and authority to own, lease, and operate the Cemex Assets and the Cemex Business that it is contributing to Company. Each of the Affiliates of Cemex which are contributing Cemex Assets or Cemex Business to Company has been duly authorized to do so, and has taken all necessary actions to transfer such Cemex Assets or Cemex Business to Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors of Cemex. Cemex has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the documents or instruments otherwise contemplated herein and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other closing documents delivered pursuant hereto has been duly executed and delivered by Cemex and is the legal, valid and binding obligation of Cemex enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the general principles of equity.

         7.2 Title to and Sufficiency of Cemex Assets.

                  (a) Cemex or the Cemex Affiliate that contributes the Cemex Assets, as the case may be, has good and marketable title to the Cemex Assets. Except for (i) the Cemex Assumed Liabilities, and (ii) Permitted Encumbrances, none of the Cemex Assets shall, at the Contribution Date, be subject to any Lien.

                  (b) The Cemex Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by Cemex and its Affiliates and subsidiaries pursuant to this Agreement, constitute all of the property, real and personal, tangible and intangible, necessary for the conduct of the Cemex Business as it is presently being conducted by Cemex or its Affiliates in all material respects.

         7.3 Taxes. Cemex will pay and satisfy, or cause to be paid and satisfied, all property and excise and other tax obligations, penalties and interest, imposed by any governmental entity either (i) in connection with the Cemex Business or the Cemex Assets arising prior to the Contribution Date, and in connection with the transactions contemplated by this Agreement, including, but not limited to, all United States, foreign, state, provincial, county and local income, ad valorem, excise, sales, use, withholding, unemployment, social security or other taxes and assessments of or payable by Cemex and arising prior to the Contribution Date, or (ii) otherwise chargeable against the Cemex Business or the Cemex Assets, and arising prior to Contribution Date. Anything in this Agreement to the contrary notwithstanding, the Company shall pay all recording and filing fees and taxes, sales taxes, gross receipt taxes, tag fees and similar expenses applicable to the transfer of the Cemex Assets from Cemex to the Company, including but not limited to any recording or filing fees or taxes associated with the transfer of the Cemex Real Property and any sales, gross receipt, and tag fees or taxes associated with transferring the titles to any vehicles. All taxes attributable to the activities of the Cemex Business and the ownership and operation of the Cemex Assets prior to the Contribution Date shall be the responsibility of Cemex.

         7.4 Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or, to the Knowledge of Cemex, threatened, against or relating to Cemex or any of its Affiliates, or any of their respective directors, officers, shareholders, employees, or properties in each case, with respect to the Cemex Assets or the Cemex Business which would reasonably be expected to have a material adverse effect on, the Cemex Assets, the Cemex Business or the transactions contemplated by this Agreement.

         7.5 Contracts; and Other Agreements.

                  (a) Section 7.5 of the Cemex Disclosure Schedule sets forth a list of the Material Cemex Contracts primarily relating to the Cemex Business or the Cemex Assets as of the date of this Agreement. Cemex has made available to each of the Company and RMUSA a true and complete copy of each Material Cemex Contract listed on Section 7.5 of the Cemex Disclosure Schedule. For purposes hereof, "Material Cemex Contract" shall mean:

                           (i) agreements, contracts, licenses, leases of real or personal property, indentures, mortgages, instruments, security interests, purchase and sale orders and other similar arrangements, commitments or understandings in each case, whether written or oral ("Contracts"), for the future acquisition or sale of any assets involving $250,000 individually (or in the aggregate, in the case of any related series of Contracts), other than the acquisition or sale of inventory in the ordinary course of business;

                           (ii) Contracts calling for future payments to or from Cemex or any of its Affiliates in any one year of more than $250,000 in any one case (or in the aggregate, in the case of any related series of Contracts), or involving the payment or receipt of $1,000,000 or more over the lifetime of such agreements;

                           (iii) Contracts that contain covenants prohibiting or limiting the right to compete of the Cemex Business or prohibiting or restricting the ability of the owner of the Cemex Business (or any of its Affiliates) to deal with any Person or in any geographical area;

                           (iv) Contracts that require the payment by or to Cemex or any Affiliate of Cemex of a royalty, override or similar commission or fee of more than $1,000,000 in the aggregate;

                           (v) Contracts that are collective bargaining agreements;

                           (vi) guaranties and any outstanding Contracts and instruments relating to the borrowing of money, or any extension of credit, which impose any Lien on any of the Cemex Assets;

                           (vii) Contracts involving sales agency,
         manufacturing, consignment, sales representative, distributorship or marketing;

                           (viii) Contracts for the license to or from Cemex or any Affiliate of Cemex to or from, as the case may be, any third party (including to another Affiliate) of any (x) Cemex Intangible Property or (y) intellectual property rights that are owned by any such third party and, in each case that primarily relate to or are material to the Cemex Business, except for contracts for the license of software that is commercially available "off the shelf";

                           (ix) Contracts for the construction or acquisition of fixed assets or other capital expenditures requiring the payment by Cemex of more than $1,000,000 in the aggregate;

                           (x) Contracts that are broker's or finder's agreements;

                           (xi) Contracts relating to partnerships, joint ventures or other arrangements involving a sharing of profits or expenses;

                           (xii) Contracts to sell, lease or otherwise dispose of any Cemex Asset, in each case other than in the ordinary course of business;

                           (xiii) except for collective bargaining agreements (which are listed in subparagraph (v) above), Contracts relating to employment or termination or severance benefits or arrangements;

                           (xiv) Contracts relating to the leasing of or other arrangement for use of real property or material personal property;

                           (xv) Contracts that include any obligation to make payments, contingent or otherwise, arising out of the prior acquisition or disposition of a business;

                           (xvi) Contracts which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Company, Cemex or any of their respective Affiliates to any officer, director, consultant or employee thereof; and

                           (xvii) Contracts entered into outside of the ordinary course of business or which are material to the Cemex Business.

                  (b) With respect to each Material Cemex Contract, (i) each such Contract is a valid and binding agreement of Cemex or its Affiliates and is in full force and effect in all material respects, (ii) Cemex has no Knowledge of any material default by any third party under any such Contract which default has not been cured or waived and which default by any third party would reasonably be expected to result in a material adverse effect on (i) the Cemex Assets or the business, financial condition or results of operations of the Cemex Business, taken as a whole, or (ii) on the ability of Cemex and its Affiliates to consummate the transactions contemplated hereby or perform any of their obligations hereunder (a "Cemex Material Adverse Effect") and (iii) there is no material default by Cemex or its Affiliates under any such Contract which default has not been cured or waived and which default would reasonably be expected to result in a Cemex Material Adverse Effect.

         7.6 Compliance with Laws. The Cemex Business is presently complying in all material respects with all applicable Laws and Judgments, except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a Cemex Material Adverse Effect. The Cemex Business and Cemex and its Affiliates have all Permits necessary for the conduct of the Cemex Business as currently conducted, other than those the absence of which, individually or in the aggregate, would not reasonably be expected to result in a Cemex Material Adverse Effect, and there are no Proceedings pending, or to the Knowledge of Cemex, threatened which may result in the revocation, termination, cancellation or suspension of any such Permit except those that, individually or in the aggregate, would not reasonably be expected to result in a Cemex Material Adverse Effect; it being understood that nothing in this Section 7.6 is intended to address any failure to comply with any Law, Judgment or Permit (including Environmental Laws or environmentally-related Judgments or Permits) that is the subject of any other representation or warranty set forth herein. All of the Cemex Permits are listed in Section 7.6 of the Cemex Disclosure Schedule, together with any information relative to any requirements applicable to the assignability of the same.

         7.7 Environmental:

                  (a) Definitions. For the purpose of this Agreement, the following words and phrases shall have the following meanings:

         "Cemex Environmental Condition" shall mean any condition of the Environment with respect to the Cemex Real Property or property located in the vicinity of the Cemex Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the Cemex Business on the Cemex Real Property, that (i) exists as of the Contribution Date, and (ii) is in violation of applicable Environmental Law as of the Contribution Date or involves concentrations of Hazardous Materials in soils, surface waters, groundwater, land, stream sediments, or surface or subsurface strata that are in excess of applicable remediation standards or guidelines, in effect as of the Contribution Date, that are applicable in the jurisdiction in which the relevant real property is located.

         For purposes of this Section 7.7 only, the term "Cemex Real Property" shall mean the Cemex Real Property as referred to in Schedule 1.2(a)-1 and any leased real property upon which a Cemex Business Location is operated.

                  (b) Environmental Representations, Warranties, and Obligations. With reference to the Cemex Real Property and the Cemex Business, Cemex represents and warrants that, to the Knowledge of Cemex, Cemex and its Affiliates are presently in substantial compliance with all Environmental Laws applicable to the Cemex Real Property and the Cemex Business, and no Cemex Environmental Conditions exist that are material, whether individually or in the aggregate.

         7.8 No Violations. The execution, delivery and performance by Cemex of this Agreement and each of the other documents or agreements to which it is or will be a party pursuant hereto, and the consummation by Cemex and its Affiliates of the transactions contemplated by this Agreement and such other documents and agreements, do not and will not (i) violate any provision of the certificate of formation or limited liability company agreement of Cemex or the articles of incorporation, by-laws or similar governing documents of any of its Affiliates or subsidiaries, or (ii) (x) violate any Law, Permit or Judgment applicable to Cemex or any of its Affiliates or subsidiaries, or any of their respective properties or assets, or (y) subject to obtaining the Consents set forth in Section 7.8 of the Cemex Disclosure Schedule (the "Cemex Required Contractual Consents"), violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Cemex or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Cemex or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have and would not be reasonably likely to have a Cemex Material Adverse Effect.

         7.9 Consents. No consent is required to be obtained by Cemex (or by any Affiliate) from, and no notice or filing is required to be given by Cemex (or by any Affiliate) to or made by Cemex (or by any Affiliate) with, any Governmental Authority in connection with the execution, delivery and performance by Cemex of this Agreement, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to result in a Cemex Material Adverse Effect.

         7.10 Financial Information. True and complete copies of the Cemex Financial Statements are included in the Cemex Disclosure Schedule. The Cemex Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Cemex Business, comply in all material respects with applicable accounting requirements, fairly present, in all material respects, the results of operations of the Cemex Business for the respective periods indicated, and were prepared in accordance with GAAP applied consistently during such periods, except as set forth in the footnotes thereto, and except that the Interim Cemex Financial Statements are subject to normal year-end adjustments and do not contain all of the footnote disclosure required by GAAP.

         7.11 Absence of Changes.

                  (a) Since August 31, 2004, (i) the Cemex Business has been operated in the ordinary course in a manner consistent with past practice and
(ii) there has not been a change, event, development or circumstance that has had or would reasonably be expected to have a Cemex Material Adverse Effect, but for purposes of this Section 7.11(a), with respect to clause (i) of the definition of Cemex Material Adverse Effect shall exclude any change or development involving (w) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (x) general conditions applicable to the economy of the United States, including changes in interest rates, (y) conditions or effects resulting from the announcement of the existence and terms of this Agreement, or (z) conditions or factors affecting the industry in the United States in which the Cemex Business operates, taken as a whole; provided, with respect to clauses (w) or (x) above, that such change, event, development or circumstance does not affect the Cemex Business to a materially greater extent than other participants in the industry in the United States in which the Cemex Business operates generally.

                  (b) Without limiting the foregoing, since August 31, 2004, neither Cemex nor any of its Affiliates has with respect to the Cemex Business:

                           (i) granted or committed to grant any bonus, commission, or other form of incentive compensation or increased or committed to increase the compensation, fees or pension, welfare, fringe or other benefits provided or payable to or in respect of any employees of the Cemex Business, except for customary bonuses and regular salary increases made in the ordinary course of business, consistent with past practices, or granted any severance or termination pay;

                           (ii) except in the ordinary course, written off any accounts receivable without adequate consideration;

                           (iii) made any material change in any method of accounting (for book or Tax purposes) or accounting practice;

                           (iv) purchased or otherwise acquired, or sold, leased, transferred or otherwise disposed of any material properties or material assets of the Cemex Business, except in the ordinary course of business, consistent with past practices;

                           (v) entered into any leases with respect to the Cemex Real Property;

                           (vi) terminated or amended any Material Cemex
         Contract;

                           (vii) entered into, terminated or amended any Contracts or other agreements with respect to intellectual property rights, except in the ordinary course of business ;

                           (viii) suffered any material damage or material loss to the assets of the Cemex Business;

                           (ix) permitted or suffered any material Lien on any Cemex Asset, other than Permitted Encumbrances;

                           (x) commenced or initiated any lawsuit, action or proceeding with respect to the Cemex Business or Cemex Assets, except in the ordinary course of business;

                           (xi) incurred any indebtedness, material liability or obligation (whether absolute, accrued, contingent or otherwise) with respect to the Cemex Business, except in the ordinary course of business, consistent with past practices;

                           (xii) waived, abandoned or otherwise disposed of any material rights in or to any intangible property related to the Cemex Business; or

                           (xiii) agreed (whether or not in writing) to do any of the foregoing.

         7.12 Transactions with Affiliates. No Affiliate of Cemex is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with Cemex relating to the Cemex Business and no officer or director of Cemex is an Affiliate of any competitor, customer, distributor, supplier or vendor of the Cemex Business. None of the Cemex Assets are owned by an Affiliate of Cemex or subject to any license or similar arrangement allowing use thereof by an Affiliate.

         7.13 Condition of Cemex Assets. To Cemex's Knowledge, there are no defects in or concerning the buildings, equipment or the tangible personal property occupied, operated or owned by Cemex or its Affiliates as a part of the Cemex Business which, individually or in the aggregate, would reasonably be expected to result in a Cemex Material Adverse Effect. All of the Cemex Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the uses for which such Cemex Assets were intended. Except as expressly set forth in this Agreement, (i) Cemex expressly disclaims any other representation and warranty of any kind or nature, express or implied, as to the condition, value or quality of the Cemex Assets and (ii) Cemex specifically disclaims any representation or warranty of merchantability, usage or fitness for any particular purpose with respect to any of the Cemex Assets.

         7.14 Real Property Matters. (A) Cemex and its Affiliates are not currently in default under any agreement, order, judgment or decree relating to the Cemex Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time or both, would constitute a default or breach with respect to any such agreement, order, judgment or decree, (B) Cemex and its Affiliates have paid all Taxes due and owing which if not paid could result in a Lien on the Cemex Real Property or impose liability on Company, (C) Neither Cemex nor its Affiliates have received any written notice of any proposed special assessment which would affect the Cemex Real Property, (D) Neither Cemex nor its Affiliates have received any written notice of any claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the Cemex Real Property, including condemnation or similar proceedings, (E) Neither Cemex nor its Affiliates have received any written notice of any violation of any zoning, subdivision, platting, building, fire or insurance laws, ordinances or regulations (whether related to the Cemex Real Property or the occupancy thereof) to the extent not previously cured, including the failure of Cemex to comply with all covenants, easements and restrictions recorded against the Cemex Real Property, (F) Cemex and its Affiliates have not received any written notice of any intention on the part of the issuing authority to cancel, suspend or modify any licenses or permits relating to the Cemex Real Property, (G) Cemex and its Affiliates are in material compliance with all recorded covenants, easements and restrictions affecting the Cemex Real Property, and (H) each of the Cemex Leases is in full force and effect and has not been modified, amended, added to, or changed in any manner whatsoever except for those amendments attached to a Cemex Lease Assignment.

         7.15 Brokers and Finders. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Cemex or any Affiliate of Cemex who might be entitled to any fee or commission from Cemex or any Affiliate of Cemex in connection with the transactions contemplated by this Agreement.

         7.16 Labor Matters. With respect to the Cemex Business, since January 1, 2000, there has not occurred or been threatened any material employee strike, work stoppage, slowdown, lockout, picketing or concerted refusal to work overtime at a Cemex Business Location and there are no labor disputes currently subject to any arbitration or administrative proceeding involving employees of Cemex or its Affiliates who are involved in the Cemex Business (excluding routine workers' compensation claims).

         7.17 Inventory. The Cemex Inventory, whether finished goods, work in process or raw materials, consist of a quality and quantity usable and saleable in the ordinary and usual course of the Cemex Business consistent with past practice.

         7.18 Employee Benefit Plans; ERISA. None of Cemex or its ERISA Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than for payment of premiums to the Pension Benefit Guaranty Corporation in the ordinary course of business), and no fact or event exists which would reasonably be expected to give rise to any such liability that would reasonably be expected to result in a Lien on the Cemex Assets or a liability of the Company. The employee benefit plans, programs and arrangements applicable to the Cemex Transferred Employees have been administered in accordance with their terms and applicable law, including ERISA and the Code, in all material respects.

         7.19 No Liabilities. There are no liabilities or obligations, secured or unsecured, known or unknown (whether accrued, absolute, contingent or otherwise) of Cemex or its Affiliates which in any way relate to or encumber the Cemex Assets or the Cemex Business, except for (a) those reflected or reserved on the Cemex Financial Statements, (b) those trade payables and contractual obligations incurred or accrued in the ordinary and normal course of the Cemex Business and consistent with past practice since August 31, 2004, none of which, individually or in the aggregate, is material, and none of which is for breach of warranty or contract or for tort infringement, (c) those under the Cemex Assumed Contracts, (d) those under the Cemex Permits, (e) Environmental Liabilities, and (f) any taxes accruing in the ordinary course of the Cemex Business, none of such taxes being the responsibility or obligation of Company (other than those ad valorem taxes which will be prorated as of the Contribution
Date).

                                    ARTICLE 8

                     REPRESENTATIONS AND WARRANTIES BY RMUSA
                     ---------------------------------------

         RMUSA hereby represents and warrants to Company that, except as set forth in the disclosure schedule being delivered by RMUSA contemporaneously herewith (the "RMUSA Disclosure Schedule"):

         8.1 Existence and Authorization for Agreement; Enforceability. RMUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, and has the requisite power and authority to own, lease, and operate its properties and carry on and operate the RMUSA Business as and where the RMUSA Business is now being conducted. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, have been duly authorized by the Board of Directors of RMUSA. RMUSA has taken all actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the documents or instruments otherwise contemplated herein and to consummate the transactions contemplated herein and therein. Each of this Agreement and the other closing documents delivered pursuant hereto has been duly executed and delivered by RMUSA and is the legal, valid and binding obligation of RMUSA enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to the general principles of equity.

         8.2 Title to and Sufficiency of RMUSA Assets.

                  (a) RMUSA has good and marketable title to the RMUSA Assets. Except for (i) the RMUSA Assumed Liabilities, and (ii) Permitted Encumbrances, none of the RMUSA Assets shall, at the Contribution Date, be subject to any Lien.

                  (b) The RMUSA Assets, in conjunction with the rights, goods and services granted, transferred or to be performed by RMUSA and its subsidiaries pursuant to this Agreement and the RMUSA Ancillary Agreements, constitute all the property, real and personal, tangible and intangible, necessary for the conduct of the RMUSA Business as it is presently being conducted by RMUSA in all material respects.

         8.3 Taxes. RMUSA will pay and satisfy, or cause to be paid and satisfied, all property and excise and other tax obligations, penalties and interest, imposed by any governmental entity either (i) in connection with the RMUSA Business or the RMUSA Assets arising prior to the Contribution Date, and in connection with the transactions contemplated by this Agreement, including, but not limited to, all United States, foreign, state, provincial, county and local income, ad valorem, excise, sales, use, withholding, unemployment, social security or other taxes and assessments of or payable by RMUSA and arising prior to the Contribution Date, or (ii) otherwise chargeable against the RMUSA Business or the RMUSA Assets, and arising prior to Contribution Date. Anything in this Agreement to the contrary notwithstanding, the Company shall pay all recording and filing fees and taxes, sales taxes, gross receipt taxes, tag fees and similar expenses applicable to the transfer of the RMUSA Assets from RMUSA to the Company, including but not limited to any recording or filing fees or taxes associated with the transfer of the RMUSA Real Property and any sales, gross receipt, and tag fees or taxes associated with transferring the titles to any vehicles. All taxes attributable to the activities of the RMUSA Business and the ownership and operation of the RMUSA Assets prior to the Contribution Date shall be the responsibility of RMUSA.

         8.4 Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect, or, to the Knowledge of RMUSA, threatened, against or relating to RMUSA or any of its Affiliates, or any of their respective directors, officers, shareholders, employees, or properties in each case, with respect to the RMUSA Assets or the RMUSA Business, which would reasonably be expected to have a material adverse effect on, the RMUSA Assets, the RMUSA Business or the transactions contemplated by this Agreement.

         8.5 Contracts; and Other Agreements.

                  (a) Section 8.5 of the RMUSA Disclosure Schedule sets forth a list of the Material RMUSA Contracts primarily relating to the RMUSA Business or the RMUSA Assets as of the date of this Agreement. RMUSA has made available to each of the Company and Cemex a true and complete copy of each Material RMUSA Contract listed on Section 8.5 of the RMUSA Disclosure Schedule. For purposes hereof, "Material RMUSA Contract" shall mean:

                           (i) Contracts for the future acquisition or sale of any assets involving $250,000 individually (or in the aggregate, in the case of any related series of Contracts), other than the acquisition or sale of inventory in the ordinary course of business;

                           (ii) Contracts calling for future payments to or from RMUSA or any of its Affiliates in any one year of more than $250,000 in any one case (or in the aggregate, in the case of any related series of Contracts), or involving the payment or receipt of $1,000,000 or more over the lifetime of such agreements;

                           (iii) Contracts that contain covenants prohibiting or limiting the right to compete of the RMUSA Business or prohibiting or restricting the ability of the owner of the RMUSA Business (or any of its Affiliates) to deal with any Person or in any geographical area;

                           (iv) Contracts that require the payment by or to RMUSA or any Affiliate of RMUSA of a royalty, override or similar commission or fee of more than $1,000,000 in the aggregate;

                           (v) Contracts that are collective bargaining agreements;

                           (vi) guaranties and any outstanding Contracts and instruments relating to the borrowing of money, or any extension of credit, which impose any Lien on any of the RMUSA Assets;

                           (vii) Contracts involving sales agency,
         manufacturing, consignment, sales representative, distributorship or marketing;

                           (viii) Contracts for the license to or from RMUSA or any Affiliate of RMUSA to or from, as the case may be, any third party (including to another Affiliate) of any (x) RMUSA Intangible Property or (y) intellectual property rights that are owned by any such third party and, in each case that primarily relate to or are material to the RMUSA Business, except for contracts for the license of software that is commercially available "off the shelf";

                           (ix) Contracts for the construction or acquisition of fixed assets or other capital expenditures requiring the payment by RMUSA of more than $1,000,000 in the aggregate;

                           (x) Contracts that are broker's or finder's agreements;

                           (xi) Contracts relating to partnerships, joint ventures or other arrangements involving a sharing of profits or expenses;

                           (xii) Contracts to sell, lease or otherwise dispose of any RMUSA Asset, in each case other than in the ordinary course of business;

                           (xiii) except for collective bargaining agreements (which are listed in subparagraph (v) above), Contracts relating to employment or termination or severance benefits or arrangements;

                           (xiv) Contracts relating to the leasing of or other arrangement for use of real property or material personal property;

                           (xv) Contracts that include any obligation to make payments, contingent or otherwise, arising out of the prior acquisition or disposition of a business;

                           (xvi) Contracts which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Company, RMUSA or any of their respective Affiliates to any officer, director, consultant or employee thereof; and

                           (xvii) Contracts entered into outside of the ordinary course of business or which are material to the RMUSA Business.

                  (b) With respect to each Material RMUSA Contract, (i) each such Contract is a valid and binding agreement of RMUSA and is in full force and effect in all material respects, (ii) RMUSA has no Knowledge of any material default by any third party under any such Contract which default has not been cured or waived and which default by any third party would reasonably be expected to result in a material adverse effect on (i) the RMUSA Assets or the business, financial condition or results of operations of the RMUSA Business, taken as a whole, or (ii) on the ability of RMUSA and its Affiliates to consummate the transactions contemplated hereby or perform any of their obligations hereunder (a "RMUSA Material Adverse Effect") and (iii) there is no material default by RMUSA under any such Contract which default has not been cured or waived and which default would reasonably be expected to result in a RMUSA Material Adverse Effect.

         8.6 Compliance with Laws. The RMUSA Business is presently complying in all material respects with all applicable Laws and Judgments, except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a RMUSA Material Adverse Effect. The RMUSA Business or RMUSA has all Permits necessary for the conduct of the RMUSA Business as currently conducted, other than those the absence of which, individually or in the aggregate, would not reasonably be expected to result in a RMUSA Material Adverse Effect, and there are no Proceedings pending, or to the knowledge of RMUSA, threatened which may result in the revocation, termination, cancellation or suspension of any such Permit except those that, individually or in the aggregate, would not reasonably be expected to result in a RMUSA Material Adverse Effect; it being understood that nothing in this Section 8.6 is intended to address any failure to comply with any Law, Judgment or Permit (including Environmental Laws or environmentally-related Judgments or Permits) that is the subject of any other representation or warranty set forth herein. All of the RMUSA Permits are listed in Section 8.6 of the RMUSA Disclosure Schedule, together with any information relative to any requirements applicable to the assignability of the same.

         8.7 Environmental:

                  (a) Definitions. For the purpose of this Agreement, the following words and phrases shall have the following meanings:

         "RMUSA Environmental Condition" shall mean any condition of the Environment with respect to the RMUSA Real Property or property located in the vicinity of the RMUSA Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the RMUSA Business on the RMUSA Real Property, that (i) exists as of the Contribution Date, and (ii) is in violation of applicable Environmental Law as of the Contribution Date or involves concentrations of Hazardous Materials in soils, surface waters, groundwater, land, stream sediments, or surface or subsurface strata that are in excess of applicable remediation standards or guidelines, in effect as of the Contribution Date, that are applicable in the jurisdiction in which the relevant real property is located.

         For purposes of this Section 8.7 only, the term "RMUSA Real Property" shall mean the RMUSA Real Property as referred to in Schedule 1.1(a)-1 and any leased real property upon which the RMUSA Business Locations are operated.

                  (b) Environmental Representations, Warranties, and Obligations. With reference to the RMUSA Real Property and the RMUSA Business, RMUSA represents and warrants that, to the Knowledge of RMUSA, RMUSA is presently in substantial compliance with all Environmental Laws applicable to the RMUSA Real Property and the RMUSA Business, and no RMUSA Environmental Conditions exist that are material, whether individually or in the aggregate.

         8.8 No Violations. The execution, delivery and performance by RMUSA of this Agreement and each of the other documents or agreements to which it is or will be a party pursuant hereto, and the consummation by RMUSA of the transactions contemplated by this Agreement and such other documents and agreements, do not and will not (i) violate any provision of the articles of incorporation or bylaws of RMUSA or the articles of incorporation, by-laws or similar governing documents of any of its subsidiaries, or (ii) (x) violate any Law, Permit or Judgment applicable to RMUSA or any of its subsidiaries, or any of their respective properties or assets, or (y) subject to obtaining the Consents set forth in Section 8.8 of the RMUSA Disclosure Schedule (the "RMUSA Required Contractual Consents"), violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of RMUSA or any of its Affiliates under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which RMUSA or any of its Affiliates is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have and would not be reasonably likely to have a RMUSA Material Adverse Effect.

         8.9 Consents. No consent is required to be obtained by RMUSA (or by any Affiliate) from, and no notice or filing is required to be given by RMUSA (or by any Affiliate) to or made by RMUSA (or by any Affiliate) with, any Governmental Authority in connection with the execution, delivery and performance by RMUSA of this Agreement and each of the RMUSA Ancillary Agreements to which it is a party, other than in all cases where the failure to obtain such Consent or to give or make such notice or filing would not, individually or in the aggregate, reasonably be expected to result in a RMUSA Material Adverse Effect.

         8.10 Financial Information. True and complete copies of the RMUSA Financial Statements are included in the RMUSA Disclosure Schedule. The RMUSA Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the RMUSA Business, comply in all material respects with applicable accounting requirements, fairly present, in all material respects, the results of operations of the RMUSA Business for the respective periods indicated, and were prepared in accordance with GAAP applied consistently during such periods, except as set forth in the footnotes thereto, and except that the Interim RMUSA Financial Statements are subject to normal year-end adjustments and do not contain all of the footnote disclosure required by GAAP.

         8.11 Absence of Changes.

                  (a) Since August 31, 2004, (i) the RMUSA Business has been operated in the ordinary course in a manner consistent with past practice and
(ii) there has not been a change, event, development or circumstance that has had or would reasonably be expected to have a RMUSA Material Adverse Effect, but for purposes of this Section 8.11(a), with respect to clause (i) of the definition of RMUSA Material Adverse Effect shall exclude any change or development involving (w) a prospective change arising out of any proposed or adopted legislation, or any other proposal or enactment by any governmental, regulatory or administrative authority, (x) general conditions applicable to the economy of the United States, including changes in interest rates, (y) conditions or effects resulting from the announcement of the existence and terms of this Agreement, or (z) conditions or factors affecting the industry in the United States in which the RMUSA Business operates, taken as a whole; provided, with respect to clauses (w) or (x) above, that such change, event, development or circumstance does not affect the RMUSA Business to a materially greater extent than other participants in the industry in the United States in which the RMUSA Business operates generally.

                  (b) Without limiting the foregoing, since August 31, 2004, neither RMUSA nor any of its Affiliates has with respect to the RMUSA Business:

                           (i) granted or committed to grant any bonus, commission, or other form of incentive compensation or increased or committed to increase the compensation, fees or pension, welfare, fringe or other benefits provided or payable to or in respect of any employees of the RMUSA Business, except for customary bonuses and regular salary increases made in the ordinary course of business, consistent with past practices, or granted any severance or termination pay;

                           (ii) except in the ordinary course, written off any accounts receivable without adequate consideration;

                           (iii) made any material change in any method of accounting (for book or Tax purposes) or accounting practice;

                           (iv) purchased or otherwise acquired, or sold, leased, transferred or otherwise disposed of any material properties or material assets of the RMUSA Business, except in the ordinary course of business, consistent with past practices;

                           (v) entered into any leases with respect to the RMUSA Real Property;

                           (vi) terminated or amended any Material RMUSA
         Contract;

                           (vii) entered into, terminated or amended any Contracts or other agreements with respect to intellectual property rights, except in the ordinary course of business;

                           (viii) suffered any material damage or material loss to the assets of the RMUSA Business;

                           (ix) permitted or suffered any material Lien on any RMUSA Asset, other than Permitted Encumbrances;

                           (x) commenced or initiated any lawsuit, action or proceeding with respect to the RMUSA Business or RMUSA Assets, except in the ordinary course of business;

                           (xi) incurred any indebtedness, material liability or obligation (whether absolute, accrued, contingent or otherwise) with respect to the RMUSA Business, except in the ordinary course of business, consistent with past practices;

                           (xii) waived, abandoned or otherwise disposed of any material rights in or to any intangible property related to the RMUSA Business; or

                           (xiii) agreed (whether or not in writing) to do any of the foregoing.

         8.12 Transactions with Affiliates. No Affiliate of RMUSA is an employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any contractual obligations with RMUSA relating to the RMUSA Business and no officer or director of RMUSA is an Affiliate of any competitor, customer, distributor, supplier or vendor of the RMUSA Business. None of the RMUSA Assets are owned by an Affiliate of RMUSA or subject to any license or similar arrangement allowing use thereof by an Affiliate.

         8.13 Condition of RMUSA Assets. To RMUSA's Knowledge, there are no defects in or concerning the buildings, equipment or the tangible personal property occupied, operated or owned by RMUSA as a part of the RMUSA Business which, individually or in the aggregate, would reasonably be expected to result in a RMUSA Material Adverse Effect. All of the RMUSA Assets are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the uses for which such RMUSA Assets were intended. Except as expressly set forth in this Agreement, (i) RMUSA expressly disclaims any other representation and warranty of any kind or nature, express or implied, as to the condition, value or quality of the RMUSA Assets and (ii) RMUSA specifically disclaims any representation or warranty of merchantability, usage or fitness for any particular purpose with respect to any of the RMUSA Assets.

         8.14 Real Property Matters. (A) RMUSA is not currently in default under any agreement, order, judgment or decree relating to the RMUSA Real Property, and no conditions or circumstances exist which, with the giving of notice or passage of time or both, would constitute a default or breach with respect to any such agreement, order, judgment or decree, (B) RMUSA has paid all Taxes due and owing which if not paid could result in a Lien on the RMUSA Real Property or impose liability on Company, (C) RMUSA has not received any written notice of any proposed special assessment which would affect the RMUSA Real Property, (D) RMUSA has not received any written notice of any claims, causes of action, lawsuits or legal proceedings pending or threatened regarding the ownership, use or possession of the RMUSA Real Property, including condemnation or similar proceedings, (E) RMUSA has not received any written notice of any violation of any zoning, subdivision, platting, building, fire or insurance laws, ordinances or regulations (whether related to the RMUSA Real Property or the occupancy thereof) to the extent not previously cured, including the failure of RMUSA to comply with all covenants, easements and restrictions recorded against the RMUSA Real Property, (F) RMUSA has not received any written notice of any intention on the part of the issuing authority to cancel, suspend or modify any licenses or permits relating to the RMUSA Real Property, (G) RMUSA is in material compliance with all recorded covenants, easements and restrictions affecting the RMUSA Real Property, and (H) each of the RMUSA Leases is in full force and effect and has not been modified, amended, added to, or changed in any manner whatsoever except for those amendments attached to a RMUSA Lease Assignment.

         8.15 Brokers and Finders. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RMUSA or any Affiliate of RMUSA who might be entitled to any fee or commission from RMUSA or any Affiliate of RMUSA in connection with the transactions contemplated by this Agreement.

         8.16 Labor Matters. Except as set forth on Section 8.16 of the RMUSA Disclosure Schedule, with respect to the RMUSA Business, since January 1, 2000, there has not occurred or been threatened any material employee strike, work stoppage, slowdown, lockout, picketing or concerted refusal to work overtime at RMUSA Business Locations and there are no labor disputes currently subject to any arbitration or administrative proceeding involving employees of RMUSA who are involved in the RMUSA Business (excluding routine workers' compensation claims).

         8.17 Accounts Receivable. All RMUSA Accounts Receivable represent bona fide sales actually made in the ordinary course of business and the accounts receivable reflected in the adjustments pursuant to Section 2.3 are owed to RMUSA, are not more than one hundred twenty (120) days past due and are not subject to offset, counterclaim or other defense.

         8.18 Inventory. The RMUSA Inventory, whether finished goods, work in process or raw materials, consist of a quality and quantity usable and saleable in the ordinary and usual course of the RMUSA Business consistent with past practice.

         8.19 Employee Benefit Plans; ERISA. None of RMUSA or its ERISA Affiliates has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than for payment of premiums to the Pension Benefit Guaranty Corporation in the ordinary course of business), and no fact or event exists which would reasonably be expected to give rise to any such liability that would reasonably be expected to result in a Lien on the RMUSA Assets or a liability of the Company. The employee benefit plans, programs and arrangements applicable to the RMUSA Transferred Employees have been administered in accordance with their terms and applicable law, including ERISA and the Code, in all material respects.

         8.20 Aggregates Reserves. The RMUSA Assets include contractual rights and commitments to at least 40,000,000 tons of permitted aggregates reserves.

         8.21 No Liabilities. There are no liabilities or obligations, secured or unsecured, known or unknown (whether accrued, absolute, contingent or otherwise) of RMUSA which in any way relate to or encumber the RMUSA Assets or the RMUSA Business, except for (a) those reflected or reserved on the RMUSA Financial Statements, (b) those trade payables and contractual obligations incurred or accrued in the ordinary and normal course of the RMUSA Business and consistent with past practice since August 31, 2004, none of which, individually or in the aggregate, is material, and none of which is for breach of warranty or contract or for tort infringement, (c) those under the RMUSA Assumed Contracts,
(d) those under the RMUSA Permits, (e) Environmental Liabilities, and (f) any taxes accruing in the ordinary course of the RMUSA Business, none of such taxes being the responsibility or obligation of Company (other than those ad valorem taxes which will be prorated as of the Contribution Date).

         8.22 Representations and Warranties with Respect to the Membership Interests and the Partnerships.

                  (a) RMUSA is the lawful owner of the Membership Interests. RMUSA has the full legal right, power and authority to sell, transfer, convey and assign the Membership Interests to the Company pursuant to this Agreement. There are no outstanding options, warrants, rights (preemptive or otherwise), calls, convertible instruments, agreements, arrangements or commitments requiring restrictions or otherwise providing for the issuance, sale, transfer, disposition or acquisition of the Membership Interests, subject to the terms and conditions of each of the Operating Agreements of the respective Partnerships. As of the date of this Agreement, the capitalization of each of the Partnerships is, and the membership interests in each Partnership are owned, as set forth on
Section 8.21(a) of the RMUSA Disclosure Schedule. All the outstanding membership interests of each of the Partnerships are duly authorized and validly issued and, to the knowledge of RMUSA, all such membership interests in the Partnerships are free and clear of all Liens.

                  (b) RMUSA has, and by execution and delivery of this Agreement, shall transfer to the Company, good, absolute and marketable title to, and unrestricted possession of, the Membership Interest, free and clear of any Liens and any accrued, absolute, contingent or other liabilities of any nature, including, without limitation, liabilities for any taxes, subject to the terms and conditions of each of the Operating Agreements of the respective Partnerships.

                  (c) Except for leases set forth on Section 8.22(c) of the RMUSA Disclosure Schedule, each of the Partnerships hold free and clear title to their respective assets.

                  (d) There is no action, litigation, suit, claim, proceeding or governmental inquiry or investigation pending, or to RMUSA's Knowledge, threatened against RMUSA that relates to the Membership Interests, and to RMUSA's Knowledge, there are no circumstances that could reasonably be expected to result in such an action, litigation, suit, claim, proceeding, inquiry or investigation

                  (e) The transfer of the Membership Interests will not require any consent or approval, or any filing with, any governmental entity, landlord, owner or other person, other than those consents, approvals and filings which have been or will be obtained or made prior to the Contribution Date.

                                    ARTICLE 9

                                 INDEMNIFICATION
                                 ---------------

         9.1 Indemnity By Cemex. Subject to the provisions of this Article 9, Cemex agrees to pay and to indemnify fully, hold harmless and defend each Company Indemnified Party from and against any and all claims or Damages arising out of or relating to:

                  (a) any inaccuracy or breach of any representation or warranty of Cemex contained in this Agreement;

                  (b) any breach of any covenant or agreement of Cemex contained in this Agreement;

                  (c) the liabilities and obligations of Cemex or any of its Affiliates arising out of the operation or ownership of the Cemex Assets or the Cemex Business on or prior to the Contribution Date, except obligations or liabilities assumed by the Company pursuant to this Agreement; or

                  (d) all obligations or liabilities that arise, whether before, on or after, the Contribution Date, out of, or in connection with, the Retained Cemex Assets;

provided that Cemex shall have an obligation to indemnify any Company Indemnified Party for Damages pursuant to this Section 9.1 only to the extent that such Damages are in excess of (i) any amounts recovered by any Company Indemnified Party pursuant to any contract to which any Company Indemnified Party is a party and (ii) any insurance proceeds received with respect thereto (exclusive of amounts recovered which are subject to retrospective payments or premiums); provided, further, that upon making any payment to any Company Indemnified Party, Cemex shall be subrogated to all rights of the Company Indemnified Party against any third party in respect of the losses to which such payment relates, and such Company Indemnified Party will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. Nothing in this Section 9.1 shall require a Company Indemnified Party to seek to recover Damages from any third party before making a claim for indemnification pursuant to Article 9.

         9.2 Indemnity By RMUSA. Subject to the provisions of this Article 9, RMUSA agrees to pay and to indemnify fully, hold harmless and defend each Company Indemnified Party from and against any and all claims or Damages arising out of or relating to:

                  (a) any inaccuracy or breach of any representation or warranty of RMUSA contained in this Agreement;

                  (b) any breach of any covenant or agreement of RMUSA contained in this Agreement;

                  (c) the liabilities and obligations of RMUSA or any of its Affiliates arising out of the operation or ownership of the RMUSA Assets or the RMUSA Business on or prior to the Contribution Date, except obligations or liabilities assumed by the Company pursuant to this Agreement; or

                  (d) all obligations or liabilities that arise, whether before, on or after, the Contribution Date, out of, or in connection with, the Retained RMUSA Assets;

provided that RMUSA shall have an obligation to indemnify any Company Indemnified Party for Damages pursuant to this Section 9.2 only to the extent that such Damages are in excess of (i) any amounts recovered by any Company Indemnified Party pursuant to any contract to which any Company Indemnified Party is a party and (ii) any insurance proceeds received with respect thereto (exclusive of amounts recovered which are subject to retrospective payments or premiums); provided, further, that upon making any payment to any Company Indemnified Party, RMUSA shall be subrogated to all rights of the Company Indemnified Party against any third party in respect of the losses to which such payment relates, and such Company Indemnified Party will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. Nothing in this Section 9.2 shall require a Company Indemnified Party to seek to recover Damages from any third party before making a claim for indemnification pursuant to Article 9.

         9.3 Indemnity By Company. Subject to the provisions of this Article 9, Company agrees to pay and to indemnify fully, hold harmless and defend

                  (a) each Cemex Indemnified Party from and against any and all claims or Damages arising out of or relating to:

                           (i) any breach of any covenant or agreement of Company contained in this Agreement; or

                           (ii) the Cemex Assumed Liabilities; and

                  (b) each RMUSA Indemnified Party from and against any and all claims or Damages arising out of or relating to:

                           (i) any breach of any covenant or agreement of Company contained in this Agreement; or

                           (ii) the RMUSA Assumed Liabilities;

provided that Company shall have an obligation to indemnify any Contributor Indemnified Party for Damages pursuant to this Section 9.3 only to the extent that such Damages are in excess of (i) any amounts recovered by any Contributor Indemnified Party pursuant to any contract to which any Contributor Indemnified Party is a party and (ii) any insurance proceeds received with respect thereto (exclusive of amounts recovered which are subject to retrospective payments or premiums); provided, further, that upon making any payment to any Contributor Indemnified Party, Company shall be subrogated to all rights of the Contributor Indemnified Party against any third party in respect of the losses to which such payment relates, and such Contributor Indemnified Party will execute upon request all instruments reasonably necessary to evidence and perfect such subrogation rights. Nothing in this Section 9.3 shall require a Contributor Indemnified Party to seek to recover Damages from any third party before making a claim for indemnification pursuant to Article 9.

         9.4 Exclusive Remedy. Except as provided in Section 10.12, the right to indemnification provided for in this Article 9 shall be the exclusive remedy of all Company Indemnified Parties with respect to the transactions contemplated under this Agreement.

         9.5 Indemnification Procedures. The party or parties making a claim for indemnification under Section 9.1, 9.2 or 9.3 shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article 9 shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article 9 shall be asserted and resolved as follows:

                  (a) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall with reasonable promptness send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof if known (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice").

                  (b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article 9 with respect to such Third Party Claim.

                  (c) In the event of a Direct Claim the Indemnifying Party shall notify the Indemnified Party within thirty (30) days Business Days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

                  (d) From and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions, which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 9.5(d).

         9.6 Monetary and Payment Limitations.

                  (a) Neither Cemex nor RMUSA shall have any obligation to indemnify a Company Indemnified Party pursuant to Sections 9.1(a) or 9.2(a), respectively, unless the aggregate amount of Damages suffered by all Company Indemnified Parties in respect of such claims exceeds $1,000,000, in which case the Company Indemnified Parties shall be entitled to recover all Damages including the $1,000,000.

                  (b) Notwithstanding any provision of this Agreement to the contrary, the aggregate liability of Cemex or RMUSA for Damages in respect of all claims for indemnification pursuant to Sections 9.1(a) or 9.2(a), respectively, shall in no event exceed the Cemex Value or RMUSA Value, respectively. NO PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR SIMILAR DAMAGES, EXCEPT TO THE EXTENT ASSERTED BY, AWARDED, PAID OR PAYABLE TO ANY THIRD PARTY.

                  (c) The parties mutually agree that payment to an Indemnified Party by an Indemnifying Party for Damages shall be paid solely from the required EBITDA distributions to be paid to the Indemnifying Party pursuant to
Section 6.1 of the Cemex LLC Agreement and Section 6.1 of the Ready Mix LLC Agreement. In the event of Damages, compensation for which is owed to the Indemnified Party by the Indemnifying Party, the parties mutually agree that the Indemnifying Party shall waive all rights and title it has to, and shall instruct the Manager of Company and the Manager of Cemex LLC to make to the Indemnified Party, distributions due the Indemnifying Party from Cemex LLC under
Section 6.1 of the Cemex LLC Agreement or Company under Section 6.1 of the Ready Mix LLC Agreement until such time as the Indemnified Party has recouped the amount of Damages incurred by the Indemnified Party. The provisions and limitations set forth in this Section 9.6(c) will not apply to any indemnification liability of the Company pursuant to Section 9.3.

                  (d) Notwithstanding the foregoing, the Indemnified Party shall not be limited to recovery of Damages pursuant to clause (c) above with respect to Damages arising out of or relating to any fraud by RMUSA or Cemex in connection with this Agreement, the discussions and negotiations leading up to this Agreement or the transaction contemplated herein, and each of RMUSA and Cemex shall be and remain liable to the other for any Damages arising out of any such claim or fraud.

         9.7 Survival. Except for the representations and warranties in Sections 7.2(a) and 8.2(a), which shall survive without limit, the representations and warranties of Cemex and RMUSA contained in this Agreement shall survive the Contribution for the applicable period set forth in this Section 9.7, and any and all claims and causes of action for indemnification under this Article 9 arising out of the inaccuracy or breach of any representation or warranty of Cemex or RMUSA must be made prior to the termination of the applicable survival period set forth in this Section 9.7. All of the representations and warranties of Cemex and RMUSA contained in this Agreement and any and all claims and causes of action for indemnification under this Article 9 with respect thereto shall terminate on the second anniversary of the date of this Agreement; provided that the representations and warranties in Sections 7.3, 7.6, 7.19, 8.3, 8.6 and 8.19 shall survive until the expiration of the applicable statute of limitations; provided further that the representations and warranties in Sections 7.7 and 8.7 shall survive until the fifth anniversary of the date of this Agreement and the representations and warranties in Section 8.20 shall survive until the twentieth anniversary of the date of this Agreement; it being understood that in the event notice of any claim for indemnification under Section 9.1(a) or Section 9.2(a) shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive until such time as such claim is finally resolved.

         9.8 Binding Nature. The indemnity obligations imposed under this
Article 9 shall be binding upon the parties hereto and their respective successors and assigns. Wherever possible, such indemnity obligations shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these indemnity obligations shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of the said indemnity obligations.

                                   ARTICLE 10

                                  MISCELLANEOUS
                                  -------------

         10.1 Reliance Upon Representations and Warranties. The parties mutually agree that notwithstanding any right of any party to investigate the affairs of any other party and notwithstanding any Knowledge of any facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to fully rely upon the respective representations and warranties of each other party contained in this Agreement.

         10.2 Amendments. No change, modification or amendment to this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

         10.3 Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addressees set forth below (or at such other address as any party may specify by notice to all other parties given as aforesaid).

                  If to RMUSA:

                           Ready Mix USA, Inc.
                           P.O. Box 020152
                           Tuscaloosa, Alabama  35402
                           Attn: Scott M. Phelps

                  With a copy, which shall not constitute notice, to:

                           Phelps, Jenkins, Gibson & Fowler, L.L.P.
                           P.O. Box 020848
                           Tuscaloosa, Alabama  35402-0848
                           Attn: Sam M. Phelps

                  If to Cemex:

                           CEMEX Southeast Holdings LLC
                           840 Gessner, Suite 1400
                           Houston, TX 77024
                           Attn: Jesus Gonzalez Herrera

                  With copies, which shall not constitute notice, to:

                           Cemex, Inc.
                           840 Gessner, Suite 1400
                           Houston, TX 77024
                           Attn: Leslie White

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           1600 Smith, Suite 4400
                           Houston, TX 77024
                           Attn: Frank Ed Bayouth II

                  If to Company:

                           Ready Mix USA, LLC
                           2570 Ruffner Road
                           Birmingham, Alabama  35210
                           Attn: Marc Bryant Tyson

         10.4 Payment of Fees and Expenses. Except as otherwise provided in this Agreement, Cemex and RMUSA shall pay all fees and expenses of such respective party's respective counsel, accountants and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

         10.5 Binding Effect. This Agreement shall be binding and conclusive upon and inure to the benefit of the respective parties hereto and their successors and assigns.

         10.6 Waiver. Failure of any party hereto to insist upon the strict performance of any of the covenants or conditions of this Agreement or to exercise any right or option conferred herein in one or more instances shall not be construed as a waiver or relinquishment of any such covenant, or condition, right or option, but the same shall remain in full force and effect. The committing by either party of any act or thing which it is not obligated to do hereunder shall not be deemed to impose an obligation upon it to do any such act or thing in the future or in any way change or alter any provision of this Agreement.

         10.7 Counterparts. This Agreement may be executed by original or facsimile signatures in several counterparts that together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.

         10.8 Construction.

                  (a) This Agreement shall be construed in its entirety according to its plain meaning and shall not be construed against the party who provided or drafted it.

                  (b) Any reference to an Article, Section, Schedule or Annex is a reference to an Article or Section of, or a Schedule or an Annex to, this Agreement.

                  (c) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (d) The words "include", "includes" and "including" are not limiting, and shall be deemed to be followed by the phrase "without limitation".

                  (e) The terms "dollars" and "$" mean United States dollars.

                  (f) The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 1, 2005.

                  (g) The conjunction "or" shall be understood in its inclusive sense (and/or).

         10.9 Captions. The titles of the Articles, Sections, Schedules and Annexes of this Agreement have been assigned thereto for convenience only and shall not be construed as limiting, defining or affecting the substantive terms of this Agreement.

         10.10 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Georgia, without giving effect to its principles or rules of conflict of laws.

         10.11 Consent to Jurisdiction. All disputes, litigation, proceedings or other legal actions by any party to this Agreement in connection with or relating to this Agreement or any matters described or contemplated in this Agreement shall be instituted in the courts of the State of Georgia, or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Georgia, and of the United States sitting in the State of Georgia, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. Each party to this Agreement may receive the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court by a mailed copy of such process or summons sent to it at its address set forth, and in the manner provided, in Section 10.3. Each party to this Agreement irrevocably waives, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Georgia, or of the United States in the State of Georgia, in either case, sitting in Atlanta, Georgia, and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

         10.12 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms of this Agreement in addition to any other remedy at Law or equity.

         10.13 Translation. Should this Agreement be translated into any language other than English, the English version shall control and prevail on any question of interpretation or otherwise.

         10.14 Assignment. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement shall not be assignable or otherwise transferable by any of Cemex, RMUSA or Company without the prior written consent of the other parties and any attempt to so assign or transfer this Agreement without such consent shall be void and of no effect.

         10.15 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement of the parties and supersedes any and all prior agreements, arrangements and understandings relating to the subject matters hereof and thereto.

         10.16 Rights of Creditors and Third Parties under this Agreement. This Agreement is entered into among the Company, RMUSA and Cemex for the exclusive benefit of the Company, RMUSA and Cemex, and their successors and permitted assigns. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and RMUSA or Cemex with respect to any Contribution, or otherwise.

         10.17 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled," "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, Company shall not be deemed to be an Affiliate of Cemex or RMUSA or any of their respective Affiliates.

         "Aggregate Cemex Contribution" has the meaning set forth in Section 2.3(c)(v).

         "Aggregate RMUSA Contribution" has the meaning set forth in Section 2.3(c)(v).

         "Agreement" has the meaning set forth in the Introduction.

         "Assumed Liability" means a Cemex Assumed Liability or an RMUSA Assumed Liability, as the context requires.

         "Business" has the meaning set forth in Section 1.2.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

         "Cement Supply Agreement" means the cement supply agreement to be entered into concurrently with the execution of this Agreement, by and between the Company and Cemex LLC.

         "Cemex" has the meaning set forth in the Introduction.

         "Cemex Accounts Receivable" has the meaning set forth in Schedule 1.2(b)7.

         "Cemex Agreement Assignment and Assumption" has the meaning set forth in Section 4.2(a)(xii).

         "Cemex Assets" has the meaning set forth in Section 1.2.

         "Cemex Assumed Contracts" has the meaning set forth in Schedule
1.2(a)8.

         "Cemex Assumed Liabilities" has the meaning set forth in Section 5.2.

         "Cemex Authorized Person(s)" has the meaning set forth in Section 4.2(a)(vii).

         "Cemex Boundaries" means the states of Alabama, Georgia and Mississippi, the Cemex Florida Panhandle (as defined herein) and the Cemex Limited Tennessee Area (as defined herein).

         "Cemex Business" has the meaning set forth in Section 1.2.

         "Cemex Business Locations" has the meaning set forth in Section 1.2.

         "Cemex Contribution Agreement" means the Asset and Capital Contribution Agreement of Cemex Southeast LLC, dated July 1, 2005.

         "Cemex Disclosure Schedule" has the meaning set forth in Article 7.

         "Cemex Environmental Condition" has the meaning set forth in Section 7.7(a).

         "Cemex Environmental Indemnitees" has the meaning set forth in Section 6.7.

         "Cemex Environmental Liabilities" has the meaning set forth in Section 6.7.

         "Cemex Financial Statements" means the statement of income for the Cemex Assets for the twelve months ended December 31, 2004.

         "Cemex Florida Panhandle" means the following counties in the State of
Florida: Escambia, Santa Rosa, Okaloosa, Walton, Holmes, Washington, Jackson, Bay, Calhoun, Gulf and Franklin. The Cemex Florida Panhandle shall exclude the City of Tallahassee, Florida.

         "Cemex Indemnified Party" means Cemex, Cemex's Affiliates, directors, officers, shareholders, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns.

         "Cemex Intangible Property" means intellectual property owned by Cemex or an Affiliate of Cemex.

         "Cemex Intellectual Property License Agreement" means the Intellectual Property License Agreement dated as of the date hereof by and between Cemex Trademarks Worldwide Ltd. and the Company.

         "Cemex Intracompany Receivables" has the meaning set forth in Schedule 1.2(b)5.

         "Cemex Inventory" has the meaning set forth in Schedule 1.2(a)3.

         "Cemex Land" has the meaning set forth in Schedule 1.2(a)1.

         "Cemex Leases" has the meaning set forth in Schedule 1.2(a)8.

         "Cemex Lease Assignment" has the meaning set forth in Section 4.2(a)(xiii).

         "Cemex Limited Tennessee Area" means the Metropolitan Statistical Areas of Chattanooga and Memphis, Tennessee.

         "Cemex LLC" means Cemex Southeast LLC, a Delaware limited liability company.

         "Cemex LLC Agreement" means the Limited Liability Company Agreement of Cemex Southeast LLC, dated July 1, 2005.

         "Cemex Material Adverse Effect" has the meaning set forth in Section 7.5(b).

         "Cemex Permits" has the meaning set forth in Schedule 1.2(a)9.

         "Cemex Prepaids" has the meaning set forth in Section 2.3(b).

         "Cemex Real Property" has the meaning set forth in Schedule 1.2(a)1.

         "Cemex Required Contractual Consents" has the meaning set forth in
Section 7.8.

         "Cemex Retained Names" has the meaning set forth in Schedule 1.2(b)4.

         "Cemex Retained Policies" has the meaning set forth in Schedule
1.2(b)3.

         "Cemex Transferred Employees" has the meaning set forth in Section 6.6.

         "Cemex Value" has the meaning set forth in Section 2.1(b).

         "Cemex Warranty Deed" has the meaning set forth in Section 4.2(a)(ii).

         "Cemex Working Capital Statement" has the meaning set forth in Section 2.3(c)(i).

         "Claim Notice" has the meaning set forth in Section 9.5(a).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Company" has the meaning set forth in the Introduction.

         "Company Indemnified Party" means Company, Company's Affiliates, directors, managers, officers, members, shareholders, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns.

         "Consent" means any consent, waiver, approval, authorization, exemption, registration or declaration.

         "Contracts" has the meaning set forth in Section 7.5(a)(i).

         "Contribution" has the meaning set forth in the Recitals.

         "Contribution Date" has the meaning set forth in Section 3.1.

         "Contributor Indemnified Party" means any Cemex Indemnified Party or any RMUSA Indemnified Party.

         "Damages" means liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses in any case, whether arising under strict liability or otherwise (including reasonable attorneys' fees) including lost profits, lost benefits, loss of or diminution in enterprise value and loss of goodwill, but excluding consequential, incidental, special, punitive or similar damages, except to the extent such consequential, incidental, special, punitive or similar damages are asserted by, awarded, paid or payable to any third party.

         "Direct Claim" has the meaning set forth in Section 9.5(a).

         "Environment" shall mean soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, indoor air or indoor air quality, interior and/or exterior, including, without limitation, any material or substance used in the physical structure, of any building or improvement and any environmental medium.

         "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., as amended ("RCRA"); the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq. (original act know as "CERCLA" or "Superfund," the Amendments are known as "SARA"); the HSWA amendments to RCRA regulating Underground Storage Tanks ("USTS"), 42 U.S.C. " 6991-6991(i); the Clean Air Act of 1963 as amended in 1970 and 1977, 42 U.S.C. ' 7401, et seq. ("Clean Air Act"); the Federal Water Pollution Control Act of 1976, as subsequently amended by the Clean Water Act of 1977 and 1987, 33 U.S.C. " 1251, et seq. ("Clean Water Act"), and the Toxic Substances Control Act of 1976, 15 U.S.C. " 2501 ("TSCA"), and all other federal, state and local laws, regulations, rules or ordinances implementing or otherwise dealing with the subject matter of the preceding federal statutes or otherwise relating to the protection of human health or the Environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means any entity that is a member of a controlled group for purposes of Section 4001(a)(14) of ERISA.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Governmental Authority" means (i) any domestic or foreign national, state or local government, any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, court, department, bureau or entity, or (ii) any arbitrator with authority to legally bind a party or any of its Affiliates.

         "Hazardous Material" shall mean any pollutant, toxic substance including asbestos and asbestos-containing materials, hazardous waste, hazardous material or hazardous substance as defined in or controlled by the Environmental Law.

         "Impartial Accounting Firm" has the meaning set forth in Section 2.3(c)(iv).

         "Indemnified Party" has the meaning set forth in Section 9.5.

         "Indemnifying Party" has the meaning set forth in Section 9.5.

         "Injunction" means any order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order.

         "Interim Cemex Financial Statements" means the statement of income for the RMUSA Assets for the nine months ended September 30, 2004.

         "Interim RMUSA Financial Statements" means the statement of income for the RMUSA Assets for the eight months ended August 31, 2004.

         "Judgments" means any judgments, injunctions, orders, writs, rulings or awards of any court or other judicial authority or any governmental, administrative or regulatory authority of competent jurisdiction.

         "Knowledge" shall mean, with respect to the Cemex, the actual knowledge of the Jesus Gonzalez Herrera, Leslie White, Andy Miller, Steve Wise, Luis Oropeza, and Frank Craddock, and with respect to RMUSA, the actual knowledge of Marc Bryant Tyson, Scott Phelps, Steve Shaw, Bill Roy, Bill Holden, Bobby Lindsay and James Lewis.

         "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order or decree.

         "Liens" means all liens (statutory or otherwise), mortgages, pledges, charges, security interests, sureties, options, easements, covenants, restrictions or other encumbrances whatsoever.

         "Material Cemex Contract" has the meaning set forth in Section 7.5(a).

         "Material RMUSA Contract" has the meaning set forth in Section 8.5(a).

         "Membership Interests" has the meaning set forth in Section 1.1.

         "Partnerships" has the meaning set forth in Section 1.1.

         "Permits" means all permits, authorizations, approvals, registrations, licenses, certificates, variances and similar rights granted by or obtained from any federal, state, local or foreign governmental, administrative or regulatory authority.

         "Permitted Encumbrances" means (a) mechanics', carriers', warehousemens' workmens' and other similar Liens arising (I) with respect to the Cemex Assets, in the ordinary course of the Cemex Business and (II) with respect to the RMUSA Assets, in the ordinary course of the RMUSA Business, and which would not, individually or in the aggregate, reasonably be expected to have a Cemex Material Adverse Effect or a RMUSA Material Adverse Effect, respectively,
(b) Liens for taxes, assessments and other governmental charges not yet due and payable or that may subsequently be paid without penalty or that are being contested in good faith by appropriate proceedings, and (c) with respect to the Real Property, encumbrances to fee simple, leasehold or easement title for: (I) Real Property taxes or other property taxes, assessments, governmental charges or levies not yet due; (II) easements, rights-of-way, licenses, restrictions, reservations of mineral rights (with surface rights being waived) or similar encumbrances that do not materially impair the marketability, use or operation of such Real Property by the Company; and (III) rights of tenants in possession of any such Real Property pursuant to tenant leases to be assigned to the Company.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization.

         "Proceeding" means any action, suit, demand, claim, legal or administrative proceeding or any arbitration or other alternative dispute resolution proceeding, hearing or investigation.

         "Ready Mix LLC Agreement" has the meaning set forth in Section
4.1(b)(i).

         "Required Contractual Consent" means a Cemex Required Contractual Consent or a RMUSA Required Contractual Consent.

         "Retained Cemex Assets" has the meaning set forth in Section 1.2.

         "Retained RMUSA Assets" has the meaning set forth in Section 1.1.

         "RMUSA" has the meaning set forth in the Introduction.

         "RMUSA Accounts Payable" has the meaning set forth in Section 2.2.

         "RMUSA Accounts Receivable" has the meaning set forth in Schedule 1.1(a)5.

         "RMUSA Agreement Assignment and Assumption" has the meaning set forth in Section 4.1(a)(xii).

         "RMUSA Ancillary Agreements" means the RMUSA Trademark License
Agreement.

         "RMUSA Assets" has the meaning set forth in Section 1.1.

         "RMUSA Assumed Contracts" has the meaning set forth in Schedule
1.1(a)8.

         "RMUSA Assumed Liabilities" has the meaning set forth in Section 5.1.

         "RMUSA Authorized Person(s)" has the meaning set forth in Section 4.1(a)(vii).

         "RMUSA Boundaries" means the states of Alabama, Arkansas, Georgia, excluding the Metropolitan Statistical Area of Brunswick, Georgia, Mississippi and Tennessee and the RMUSA Florida Panhandle (as defined herein).

         "RMUSA Business" has the meaning set forth in Section 1.1.

         "RMUSA Business Locations" has the meaning set forth in Section 1.1.

         "RMUSA Disclosure Schedule" has the meaning set forth in Article 8.

         "RMUSA Environmental Condition" has the meaning set forth in Section 8.7(a).

         "RMUSA Environmental Indemnitees" has the meaning set forth in Section 6.8.

         "RMUSA Environmental Liabilities" has the meaning set forth in Section 6.8.

         "RMUSA Financial Statements" means the statement of income for the RMUSA Asset for the twelve months ended December 31, 2004.

         "RMUSA Florida Panhandle" means the following counties in the State of
Florida: Escambia, Santa Rosa, Okaloosa, Walton, Holmes, Washington, Jackson, Bay, Calhoun, Gulf, Franklin, Liberty, Gadsden, Leon, Wakulla, Jefferson, Madison and Taylor.

         "RMUSA Indemnified Party" means RMUSA, RMUSA's Affiliates, directors, officers, shareholders, attorneys, accountants, agents and employees, and their respective heirs, successors and assigns.

         "RMUSA Intangible Property" means intellectual property owned by RMUSA or any Affiliate of RMUSA.

         "RMUSA Intracompany Receivables" has the meaning set forth in Schedule 1.1(b)5.

         "RMUSA Inventory" has the meaning set forth in Schedule 1.1(a)3.

         "RMUSA Land" has the meaning set forth in Schedule 1.1(a)1.

         "RMUSA Leases" has the meaning set forth in Schedule 1.1(a)8.

         "RMUSA Lease Assignment" has the meaning set forth in Section 4.1(a)(xiii).

         "RMUSA Material Adverse Effect" has the meaning set forth in Section 8.5(b).

         "RMUSA Permits" has the meaning set forth in Schedule 1.1(a)9.

         "RMUSA Prepaids" has the meaning set forth in Section 2.3(a).

         "RMUSA Real Property" has the meaning set forth in Schedule 1.1(a)1.

         "RMUSA Required Contractual Consents" has the meaning set forth in
Section 8.8.

         "RMUSA Retained Names" has the meaning set forth in Schedule 1.1(b)4.

         "RMUSA Retained Policies" has the meaning set forth in Schedule
1.1(b)3.

         "RMUSA Trademark License Agreement" has the meaning set forth in
Section 4.1(a)(xiv).

         "RMUSA Transferred Employees" has the meaning set forth in Section 6.6.

         "RMUSA Value" has the meaning set forth in Section 2.1(a).

         "RMUSA Warranty Deed" has the meaning set forth in Section 4.1(a)(ii).

         "RMUSA Working Capital Statement" has the meaning set forth in Section 2.3(c)(i).

         "Third Party Claim" has the meaning set forth in Section 9.5(a).

         "Title Company" shall mean either of First American Title Insurance Company or Fidelity National Title Insurance Company.

         "Title Policy" shall mean an ALTA owner's policy of title insurance in a form acceptable to (i) Cemex, with respect to any such policy issued for RMUSA Real Property and (ii) RMUSA, with respect to a policy issued for Cemex Real Property (or, with respect to any parcel of RMUSA Real Property or Cemex Real Property that is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Cemex or RMUSA, respectively) issued by the Title Company with respect to such Real Property and insuring the Company's indefeasible fee simple ownership of such Real Property as of the date hereof, subject only to the standard exceptions and exclusions from coverage and the (i) RMUSA's Permitted Encumbrances, with respect to any such policy issued for RMUSA Real Property and (ii) Cemex's Permitted Encumbrances, with respect to any policy issued for Cemex Real Property.

         "Transferred Asset" means a Cemex Asset or an RMUSA Asset, as the context requires.

         "Unassigned Contracts" has the meaning set forth in Section 4.4.

         "WARN" has the meaning set forth in paragraph 6 of Schedule 5.1.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement executed on the day and year first above written.

                                             READY MIX USA, INC.


                                             /s/ Marc Bryant Tyson
                                             ----------------------------------
                                             Marc Bryant Tyson
                                             President

                                             CEMEX SOUTHEAST HOLDINGS LLC


                                             /s/ Gilberto Perez
                                             ----------------------------------
                                             Gilberto Perez
                                             President

                                             READY MIX USA, LLC
                                             By: Ready Mix USA, Inc.
                                             Its Manager


                                             /s/ Marc Bryant Tyson
                                             ----------------------------------
                                             Marc Bryant Tyson
                                             Its  President

                                LIST OF SCHEDULES
                                -----------------

1.1(a)      RMUSA Assets
1.1(a)-1    RMUSA Land
1.1(b)      RMUSA Retained Assets
1.1(b)-4    RMUSA Retained Names
1.2(a)      Cemex Assets
1.2(a)-1    Cemex Land
1.2(b)      Cemex Retained Assets
1.2(b)-6    Cemex Retained Contracts
1.2(b)-8    Cemex Other Retained Assets
5.1         RMUSA Assumed Liabilitie
5.2         Cemex Assumed Liabilities

                                LIST OF EXHIBITS
                                ----------------

A     Form of Cemex Lease Assignment
B     Form of RMUSA Lease Assignment

                                 Schedule 1.1(a)
                                 ---------------

                                  RMUSA Assets

1. Real Property. Subject to the RMUSA Permitted Encumbrances, the real property owned, or in the case of (vi) below, leased, by RMUSA or any of its Affiliates and consisting of: (i) the real property described on
         Schedule 1.1(a)-1 (the "RMUSA Land"), (ii) all buildings, structures and improvements located on the RMUSA Land, to the extent owned by RMUSA or any of its Affiliates, (iii) all fixtures, machinery, apparatus or equipment affixed to the Cemex Land, including all of the electrical, heating, plumbing, air conditioning, air compression and all other similar systems located on the RMUSA Land, to the extent owned by RMUSA or any of its Affiliates and to the extent that such items constitute fixtures, (iv) all right, title and interest of RMUSA or any of its Affiliates, reversionary or otherwise, in and to all easements, if any, in or upon the RMUSA Land and all other rights and appurtenances belonging or in any way pertaining to the RMUSA Land (including RMUSA's and its Affiliates' right, title and interest in and to any mineral rights or water rights relating to the RMUSA Land), (v) all right, title and interest of RMUSA or any of its Affiliates in, to or under all strips and gores and any land lying in the bed of any public road, highway or other access way, open or proposed, adjoining the RMUSA Land and (vi) the RMUSA Leases (collectively, the "RMUSA Real Property");

2. Personal Property. Except as described on Schedule 1.1(b), the tangible personal property that is either located on the RMUSA Real Property or used or intended for use primarily in, or which is being utilized or operated by RMUSA primarily in the RMUSA Business as presently conducted, including all off road, non-titled rolling stock, material handling equipment, wheel loaders, track dozers, scrapers, water trucks, haul trucks, conveyor system, aggregate processing equipment/crushers and machinery, cement manufacturing equipment including rotary kilns, storage silos, installed control systems, installed electric motors, conveyors, rail engine, cement and raw material storage and handling equipment, weigh scales, office furniture, business machines, cement/aggregate testing and laboratory equipment, tools and fixtures;

3. Inventory. Except as described on Schedule 1.1(b), all inventory, including all inventories of products, work in process, finished goods, raw materials, supplies, parts, finished cement, clinker, construction aggregate, coal and fuel, lubricants, machinery and equipment repair parts and components, including those tools, fuel, repair parts, components and other items, and including the supplies of coal, clay, construction aggregate, fly and bottom ash and other raw materials and repair parts (collectively, "RMUSA Inventory");

4. Prepaid Items. All of RMUSA's and its Affiliates' rights and interests relating to prepaid expenses, advance payments, deposits and prepaid items, including prepaid interest and deposits with lessors, suppliers or utilities, which relate primarily to the RMUSA Business;

5. Accounts Receivable. Except as described on Schedule 1.1(b), RMUSA's and its Affiliates' accounts receivable arising out of the conduct of the RMUSA Business and outstanding as of the Contribution Date, including any payments received by RMUSA or any of its Affiliates with respect thereto on or after the Contribution Date, and unpaid interest accrued on any accounts receivable and any security or collateral relating thereto (collectively, "RMUSA Accounts Receivable");

6. Books, Records and Written Materials. Except as described on Schedule 1.1(b), all of RMUSA's and its Affiliates' books and records, whether in hard copy or in electronic format (e.g. computer files), including all production data, equipment maintenance data, accounting records, (but specifically excluding those files related to the Retained RMUSA Litigation), and any inventory records, sales and sales promotional data and materials, advertising materials, sales training materials, educational support program materials, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, records and laboratory books, patent disclosures, correspondence, and any other records and data, in each case (i) used primarily in or necessary for the conduct of the RMUSA Business or (ii) that are located on the RMUSA Real Property or are within the possession or control of those persons employed by RMUSA to work primarily for the Business, and all books and records relating to Taxes (other than income Taxes) with respect to the RMUSA Business; provided that nothing in this paragraph 6 shall require RMUSA to deliver to Company or otherwise provide Company access to any electronic records that cannot be separated from information relating to the RMUSA Retained Assets or RMUSA's other businesses;

7. Catalogs and Advertising Materials. RMUSA's and its Affiliates' promotional and advertising materials relating primarily to or necessary for the conduct of the RMUSA Business as presently conducted, including all catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, equipment and parts lists, and dealer and distributor lists;

8. Assumed Contracts. Except as described on Schedule 1.1(b) and subject to Section 4.4, all rights and benefits of RMUSA and its Affiliates in, to or under all Contracts relating primarily to the RMUSA Business, to which RMUSA or any of its Affiliates is a party or by which any of the RMUSA Assets are bound, including (i) all rights of RMUSA and its Affiliates in all purchase and sales orders relating principally to the Business, (ii) all rights of RMUSA and its Affiliates as lessee under all leases of personal property relating primarily to the RMUSA Business, (iii) all Contracts with suppliers for any products, raw materials, supplies, equipment or parts heretofore sold, or to be sold, by RMUSA and its Affiliates used primarily in the RMUSA Business as presently conducted, and (iv) all rights of RMUSA and its Affiliates either as lessee or lessor under all leases affecting the RMUSA Real Property (the "RMUSA Leases"), (all of the foregoing being collectively, the "RMUSA Assumed Contracts");

9. Permits and Approvals. All licenses, permits, approvals, variances, emission allowances, authorizations, waivers or consents used primarily in or necessary for the conduct of the RMUSA Business as presently conducted or ownership or operation of the RMUSA Real Property as currently operated and issued to RMUSA or any of its Affiliates by any Governmental Authority, to the extent transferable (collectively, "RMUSA Permits");

10. Claims. Except as described on Schedule 1.1(b), all rights, privileges, claims, demands, causes of action, claims in bankruptcy, indemnification agreements with, and indemnification rights against, third parties, warranty claims (to the extent transferable), offsets and other claims relating to the RMUSA Assets or the RMUSA Business, but not to the extent that they relate to the Retained RMUSA Assets or the Retained RMUSA Liabilities; and

11.      Goodwill. Any and all goodwill associated principally with the RMUSA
         Business.

12. Membership Interests. The Membership Interests owned by RMUSA in each of Reynolds Ready Mix, L.L.C., River City Industries, L.L.C., and RCI Marine, L.L.C.

                                Schedule 1.1(a)-1
                                -----------------

                                   RMUSA Land

                             See attached schedule.

                                 Schedule 1.1(b)
                                 ---------------

                              RMUSA Retained Assets

1. Cash. All cash, bank balances, money market accounts, moneys in possession of banks and other depositories, term or term deposits and similar cash equivalents and cash items of, owned or held by or for the account of RMUSA;

2. Corporate and Other Records. The corporate books and records, including stock certificates, treasury stock, stock transfer records, corporate seals and minute books of RMUSA (i) which are not used in or necessary for the conduct of the RMUSA Business and (ii) which are not located on the RMUSA Real Property or are not within the possession or control of those persons employed to work principally for the RMUSA Business,
         (iii) employee files for employees other than the RMUSA Transferred Employees, (iv) RMUSA's Tax Returns and any tax supporting information related thereto, and (v) any and all records related to pending or completed litigation and claims;

3. Insurance. Any and all policies of insurance, whether or not covering the RMUSA Assets or the RMUSA Business, that are or have been maintained or managed through RMUSA or any of its Affiliates, including general liability, property, casualty, product liability and workers' compensation insurance (the "RMUSA Retained Policies"), including any and all amounts recovered by RMUSA under such RMUSA Retained Policies;

4. Intellectual Property. All intellectual property of RMUSA and its Affiliates, whether or not used primarily in or necessary for the conduct of the RMUSA Business, including RMUSA's and its Affiliates' patents, trade secrets, copyrights, trademarks, trade names, logos, slogans, internet domain names, licenses and software, including any and all rights (including any common law trademark rights) to the names Ready Mix USA, Inc. and Ready Mix USA (such names, collectively, the "RMUSA Retained Names") and including those items listed on Schedule 1.1(b)-4; and

5. Intracompany Receivables. All outstanding amounts, including accounts receivable, owing to the RMUSA Business from other businesses of RMUSA or RMUSA 's Affiliates (the "RMUSA Intracompany Receivables").

                                Schedule 1.1(b)-4
                                -----------------

                              RMUSA Retained Names

1.       Ready Mix USA, Inc.

2.       Ready Mix USA

3.       Those names and marks registered on:

         a.       Certificate of Trademark Registration No. 2,694,510;

         b.       Certificate of Trademark Registration No. 2,616,672; and

         c.       Certificate of Trademark Registration No. 2,634,087.

                                 Schedule 1.2(a)
                                 ---------------

                                  Cemex Assets

1. Real Property. Subject to the Cemex's Permitted Encumbrances, the real property owned, or in the case of (vi) below, leased, by Cemex, Inc. or any of its Affiliates and consisting of: (i) the real property described on Schedule 1.2(a)-1 (the "Cemex Land"), (ii) all buildings, structures and improvements located on the Cemex Land, to the extent owned by Cemex, Inc. or any of its Affiliates, (iii) all fixtures, machinery, apparatus or equipment affixed to the Cemex Land, including all of the electrical, heating, plumbing, air conditioning, air compression and all other similar systems located on the Cemex Land, to the extent owned by Cemex, Inc. or any of its Affiliates and to the extent that such items constitute fixtures, (iv) all right, title and interest of Cemex, Inc. or any of its Affiliates, reversionary or otherwise, in and to all easements, if any, in or upon the Cemex Land and all other rights and appurtenances belonging or in any way pertaining to the Cemex Land (including Cemex, Inc.'s and its Affiliates' right, title and interest in and to any mineral rights or water rights relating to the Cemex Land), (v) all right, title and interest of Cemex, Inc. or any of its Affiliates in, to or under all strips and gores and any land lying in the bed of any public road, highway or other access way, open or proposed, adjoining the Cemex Land and (vi) the Cemex Leases (collectively, the "Cemex Real Property");

2. Personal Property. Except as described on Schedule 1.2(b), the tangible personal property that is either located on the Cemex Real Property or used or intended for use primarily in, or which is being utilized or operated by Cemex, Inc. primarily in the Cemex Business as presently conducted, including all off road, non-titled rolling stock, material handling equipment, wheel loaders, track dozers, scrapers, water trucks, haul trucks, conveyor system, aggregate processing equipment/crushers and machinery, cement manufacturing equipment including rotary kilns, storage silos, installed control systems, installed electric motors, conveyors, rail engine, cement and raw material storage and handling equipment, weigh scales, office furniture, business machines, cement/aggregate testing and laboratory equipment, tools and fixtures;

3. Inventory. Except as described on Schedule 1.2(b), all inventory, including all inventories of products, work in process, finished goods, raw materials, supplies, parts, finished cement, clinker, construction aggregate, coal and fuel, lubricants, machinery and equipment repair parts and components, including those tools, fuel, repair parts, components and other items, and including the supplies of coal, clay, construction aggregate, fly and bottom ash and other raw materials and repair parts (collectively, "Cemex Inventory");

4. Prepaid Items. All of Cemex, Inc.'s and its Affiliates' rights and interests relating to prepaid expenses, advance payments, deposits and prepaid items, including prepaid interest and deposits with lessors, suppliers or utilities, which relate primarily to the Cemex Business;

5.       Reserved.

6. Books, Records and Written Materials. Except as described on Schedule 1.2(b), all of Cemex, Inc.'s and its Affiliates' books and records, whether in hard copy or in electronic format (e.g. computer files), including all production data, equipment maintenance data, accounting records, (but specifically excluding those files related to the Retained Cemex Litigation) any inventory records, sales and sales promotional data and materials, advertising materials, sales training materials, educational support program materials, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, records and laboratory books, patent disclosures, correspondence, and any other records and data, in each case (i) used primarily in or necessary for the conduct of the Cemex Business or (ii) that are located on the Cemex Real Property or are within the possession or control of those persons employed by Cemex, Inc. to work primarily for the Business, and all books and records relating to Taxes (other than income Taxes) with respect to the Cemex Business; provided that nothing in this paragraph 6 shall require Cemex, Inc. to deliver to Company or otherwise provide Company access to any electronic records that cannot be separated from information relating to the Cemex Retained Assets or Cemex, Inc.'s other businesses;

7. Catalogs and Advertising Materials. Cemex, Inc.'s and its Affiliates' promotional and advertising materials relating primarily to or necessary for the conduct of the Cemex Business as presently conducted, including all catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, equipment and parts lists, and dealer and distributor lists;

8. Assumed Contracts. Except as described on Schedule 1.2(b), and subject to Section 4.4, all rights and benefits of Cemex, Inc. and its Affiliates in, to or under all Contracts relating primarily to the Cemex Business, to which Cemex, Inc. or any of its Affiliates is a party or by which any of the Cemex Assets are bound, including (i) all rights of Cemex, Inc. and its Affiliates in all purchase and sales orders relating principally to the Business, (ii) all rights of Cemex, Inc. and its Affiliates as lessee under all leases of personal property relating primarily to the Cemex Business, (iii) all Contracts with suppliers for any products, raw materials, supplies, equipment or parts heretofore sold, or to be sold, by Cemex, Inc. and its Affiliates used primarily in the Cemex Business as presently conducted, and (iv) all rights of Cemex, Inc. and its Affiliates either as lessee or lessor under all leases affecting the Cemex Real Property (the "Cemex Leases"), (all of the foregoing being collectively, the "Cemex Assumed Contracts");

9. Permits and Approvals. All licenses, permits, approvals, variances, emission allowances, authorizations, waivers or consents used primarily in or necessary for the conduct of the Cemex Business as presently conducted or ownership or operation of the Cemex Real Property as currently operated and issued to Cemex, Inc. or any of its Affiliates by any Governmental Authority, to the extent transferable (collectively, "Cemex Permits");

10. Claims. All rights, privileges, claims, demands, causes of action, claims in bankruptcy, indemnification agreements with, and indemnification rights against, third parties, warranty claims (to the extent transferable), offsets and other claims relating to the Cemex Assets or the Cemex Business, but not to the extent that they relate to the Retained Cemex Assets or the Retained Cemex Liabilities; and

11.      Goodwill. Any and all goodwill associated principally with the Cemex
         Business.

                                Schedule 1.2(a)-1
                                -----------------

                                   Cemex Land


--------------------------------------------------------------------------------
City                      State       County             Street Address
--------------------------------------------------------------------------------
Port St. Joe              Fl          Gulf               Hwy 71 South
--------------------------------------------------------------------------------
Mossey Head               Fl          Walton             647 East Bay Loop
--------------------------------------------------------------------------------
Panama City               FL          Bay                1810 MLK
--------------------------------------------------------------------------------
Panama City               FL          Bay                12324 Panama City Beach
--------------------------------------------------------------------------------
Tallahassee               FL          Leon               901 Mosley Street
--------------------------------------------------------------------------------
Navarre                   FL          Santa Rosa         279 Ola Broxson Road
--------------------------------------------------------------------------------
Pensacola                 FL          Escambia           100 E. Olive  Road
--------------------------------------------------------------------------------
Destin                    FL          Okaloosa           820 Beach Drive
--------------------------------------------------------------------------------
Crestview                 FL          Okaloosa           4566 Old Antioch Road
--------------------------------------------------------------------------------
Ft. Walton Beach          FL          Okaloosa           216 Race Track Road
--------------------------------------------------------------------------------
Tifton                    GA          Tift               130 East 9th Street
--------------------------------------------------------------------------------
Americus                  GA          Sumter             881 Spring Street
--------------------------------------------------------------------------------
LaGrange                  GA          Troup              Cemex to provide
--------------------------------------------------------------------------------
Fort Valley               GA          Peach              5102 Anthoine Street
--------------------------------------------------------------------------------
Warner Robbins            GA          Houston            105 Plantation Road
--------------------------------------------------------------------------------
Montezuma                 GA          Macon              161 Airport Road
--------------------------------------------------------------------------------
Fitzgerald                GA          Ben Hill           131 Appomattox Road
--------------------------------------------------------------------------------
Perry                     GA          Houston            106 Industrial Drive
--------------------------------------------------------------------------------
Cordele                   GA          Crisp              155 Market Avenue
--------------------------------------------------------------------------------
Waycross                  GA          Pierce             6219 Bowen Road
--------------------------------------------------------------------------------
Ashburn                   GA          Turner             Highway 159
--------------------------------------------------------------------------------

                                 Schedule 1.2(b)
                                 ---------------

                              Cemex Retained Assets

1. Cash. All cash, bank balances, money market accounts, moneys in possession of banks and other depositories, term or term deposits and similar cash equivalents and cash items of, owned or held by or for the account of Cemex, Inc.;

2. Corporate and Other Records. The corporate books and records, including stock certificates, treasury stock, stock transfer records, corporate seals and minute books of Cemex, Inc. (i) which are not used in or necessary for the conduct of the Cemex Business and (ii) which are not located on the Cemex Real Property or are not within the possession or control of those persons employed to work principally for the Cemex Business, (iii) employee files for employees other than the Cemex Transferred Employees, (iv) Cemex, Inc.'s Tax Returns and any tax supporting information related thereto, and (v) any and all records related to pending or completed litigation and claims;

3. Insurance. Any and all policies of insurance, whether or not covering the Cemex Assets or the Cemex Business, that are or have been maintained or managed through Cemex, Inc. or any of its Affiliates, including general liability, property, casualty, product liability and workers' compensation insurance (the "Cemex Retained Policies"), including any and all amounts recovered by Cemex, Inc. under such Cemex Retained Policies;

4. Intellectual Property. All intellectual property of Cemex, Inc. and its Affiliates, whether or not used primarily in or necessary for the conduct of the Cemex Business, including Cemex, Inc.'s and its Affiliates' patents, trade secrets, copyrights, trademarks, trade names, logos, slogans, internet domain names, licenses and software, and any goodwill related to the foregoing including any and all rights (including any common law trademark rights) to the names Cemex and Cemex, Inc. (such names, collectively, the "Cemex Retained Names");

5. Intracompany Receivables. All outstanding amounts, including accounts receivable, owing to the Cemex Business from other businesses of Cemex, Inc. or Cemex, Inc. 's Affiliates (the "Cemex Intracompany Receivables");

6. Contracts. All rights and benefits of Cemex, Inc. and its Affiliates in, to or under the contracts listed on Schedule 1.2(b)-6;

7. Accounts Receivable. Cemex, Inc.'s and its Affiliates' accounts receivable arising out of the conduct of the Cemex Business and outstanding as of the Contribution Date, including any payments received by Cemex, Inc. or any of its Affiliates with respect thereto on or after the Contribution Date, and unpaid interest accrued on any accounts receivable and any security or collateral relating thereto (collectively, "Cemex Accounts Receivable");

8.       Others. Items set forth on Schedule 1.2(b)-8.

                                Schedule 1.2(b)-6
                                -----------------

                               Retained Contracts


1. Master Lease Agreement, dated as of March 9, 2000, between Banc One Leasing Corporation, as Lessor, and Southdown, Inc., as Lessee.

2. Master Lease Agreement 07709-00400, dated as of April 16, 2004, among Bank of America Leasing & Capital, LLC, as Lessor, and Cemex, Inc., Cemex Cement, Inc., Cemex Cement Texas, L.P., Cemex Construction Materials, L.P., Pacific Coast Cement Corporation, Cemex California Cement LLP, Cemex Central Plains Cement, LLC, and Kosmos Cement Company, as Lessees.

3. Equipment Lease, dated as of May 17, 2002, between First Union Commercial Corporation, as Lessor, and Cemex, Inc., as Lessee.

4. Master Lease Agreement, dated as of August 1, 1997, between General Electric Capital Corporation, as Lessor, and Sunbelt Asphalt & Materials, Inc., as Lessee.

5. Master Lease Agreement, dated as of July 25, 2003, between Lasalle National Leasing Corporation, as Lessor, and Cemex, Inc., as Lessee.

6. Lease Agreement, dated as of June, 2004, among RBS Lombard, Inc., as Lessor, and Cemex, Inc., Cemex Cement, Inc., Cemex Cement of Texas, L.P., Cemex Construction Materials, L.P., Cemex Pacific Coast Cement Corporation, Cemex California Cement LLC, Cemex Central Plains Cement LLC, and Kosmos Cement Company, as Lessees.

                                Schedule 1.2(b)-8
                                -----------------

                              Other Retained Assets

1. All Allied Assets as defined in the Ready Mix LLC Agreement.

                               Schedule 4.1(a)(xv)
                               -------------------

                                 CASH CONTRIBUTED TO READY MIX LLC

      BANK ACCOUNTS BEING CONTRIBUTED
      REGIONS BANK                                                         $    18,077,515.80
      UNION PLANTERS BANK                                                  $       104,743.53
      SECURITY BANK                                                        $       676,869.73
      GULF STATE CUMMUNITY BANK                                            $        79,263.22
      PEOPLES BANK & TRUST                                                 $        11,581.30
      CHARTER BANK                                                         $         2,393.12
      THE CITIZENS BANK                                                    $         6,199.72
      TROY BANK & TRUST                                                    $        54,067.91
      FIRST PEOPLES BANK                                                   $        12,824.77
      REGIONS BANK (REYNOLDS READY MIX, L.L.C. 50.1%) (1)                  $     4,170,706.26
      REGIONS BANK (RIVER CITY INDUSTRIES 50%) (2)                         $       354,527.42
                                                                          --------------------------
TOTAL ACCOUNTS BEING CONTRIBUTED                                           $    23,550,692.78


      CASH CONTRIBUTION (BY WIRE TRANSFER)

READY MIX USA, LLC                                                         $     4,594,222.32
      ACCOUNT#:  0509060999, REGIONS BANK, ROUTING #: 062005690
                                                                          --------------------------
TOTAL CASH CONTRIBUTION BY RMUSA TO READY MIX LLC                          $    28,144,915.10


(1) REYNOLDS READY MIX, L.L.C. TOTAL CASH BALANCE IS $8,324,763.00.

      ACCOUNT NUMBERS:  2501028471, 2501028701, 0603039634, 0603039645,
                        0603039568, 0603039557 & (2904378741)

(2) RIVER CITY INDUSTRIES TOTAL CASH BALANCE IS $709,054.84

      ACCOUNT NUMBERS: 1906500581 & (1906500383)

                                  Schedule 5.1
                                  ------------

                            RMUSA Assumed Liabilities

1. Assumed Contracts. Subject to Section 4.4, all liabilities and obligations of RMUSA arising after the Contribution under the RMUSA Assumed Contracts. RMUSA and Cemex hereby agree that RMUSA shall assign to Company, and Company shall assume from RMUSA, all of RMUSA's rights and obligations under that certain Memorandum of Agreement with Greene Group, Inc. for a Gift to Crimson Tide Foundation, whereby RMUSA has pledged to make an annual gift of $1,000,000 to the University of Alabama beginning in 2005 and ending in 2015. For the avoidance of doubt, Company shall not assume any liabilities or obligations arising out of any breach of or default under such RMUSA Assumed Contracts by RMUSA that occurred prior to the Contribution;

2. Real Property. Except as set forth in Section 2.2 and 6.8, all liabilities and obligations relating to, or occurring or existing in connection with, or arising out of, the ownership and use of the RMUSA Real Property, arising after the Contribution;

3. Product Liability. Claims for product warranty, product liability, refunds, returns, personal injury and property damage, and all other liabilities and obligations, relating to products sold or services provided by Company after the Contribution;

4. Post Closing Liabilities. Any liability, claim or obligation which is based on events or conditions occurring or arising out of the RMUSA Business as operated by Company after the Contribution or the ownership, possession, use or sale of the RMUSA Assets by Company after the Contribution (but, in each case, only to the extent such liability, claim or obligation is based on events or conditions that occur or arise for the first time after the Contribution);

5. Taxes (excluding transfer and income Taxes). All liabilities and obligations related to Taxes (excluding transfer and income Taxes) to the extent due and payable after the Contribution;

6.       Accounts Payable. The RMUSA Accounts Payable;

7. WARN. Any liabilities or obligations of RMUSA arising under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss.ss. 2101 2109 ("WARN") to the RMUSA Business Employees arising out of a "plant closing" or "mass layoff" (as those terms are defined under WARN) occurring as of or after the Contribution; and

8. Environmental Liabilities. (a) The RMUSA Environmental Liabilities (except to the extent that such liabilities are subject to indemnification pursuant to Section 6.8); and (b) any damages, claims, losses, liabilities and expenses that may be incurred as a result of the presence of Hazardous Materials at the RMUSA Real Property or property located in the vicinity of the RMUSA Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the RMUSA Business or RMUSA Real Property, that exists as of the Contribution Date but is not otherwise a RMUSA Environmental Condition as defined in Section 8.7(a).

                                  Schedule 5.2
                                  ------------

                            Cemex Assumed Liabilities

1. Assumed Contracts. Subject to Section 4.4, all liabilities and obligations of Cemex, Inc. arising after the Contribution under the Cemex Assumed Contracts and any and all obligations by Cemex, Inc. or any of its Affiliates to guarantee or support obligations of the Company or any of its Subsidiaries under any of the Assumed Contracts. For the avoidance of doubt, Company shall not assume any liabilities or obligations arising out of any breach of or default under such Cemex Assumed Contracts by Cemex, Inc. that occurred prior to the Contribution;

2. Real Property. Except as set forth in Section 2.2 and 6.7, all liabilities and obligations relating to, or occurring or existing in connection with, or arising out of, the ownership and use of the Cemex Real Property, arising after the Contribution;

3. Product Liability. Claims for product warranty, product liability, refunds, returns, personal injury and property damage, and all other liabilities and obligations, relating to products sold or services provided by Company after the Contribution;

4. Post Closing Liabilities. Any liability, claim or obligation which is based on events or conditions occurring or arising out of the Cemex Business as operated by Company after the Contribution or the ownership, possession, use or sale of the Cemex Assets by Company after the Contribution (but, in each case, only to the extent such liability, claim or obligation is based on events or conditions that occur or arise for the first time after the Contribution);

5. Taxes (excluding transfer and income Taxes). All liabilities and obligations related to Taxes (excluding transfer and income Taxes) to the extent due and payable after the Contribution;

6. WARN. Any liabilities or obligations of Cemex arising under WARN to the Cemex Business Employees arising out of a "plant closing" or "mass layoff" (as those terms are defined under WARN) occurring as of or after the Contribution.

7. Environmental Liabilities. (a) The Cemex Environmental Liabilities (except to the extent that such liabilities are subject to indemnification pursuant to Section 6.7); and (b) any damages, claims, losses, liabilities and expenses that may be incurred as a result of the presence of Hazardous Materials at the Cemex Real Property or property located in the vicinity of the Cemex Real Property that results from the ownership, possession, use, occupation, construction and/or improvement to or operation of the Cemex Business or Cemex Real Property, that exists as of the Contribution Date but is not otherwise a Cemex Environmental Condition as defined in Section 7.7(a).

                                    Exhibit A
                                    ---------

                         Form of Cemex Lease Assignment



                                  See attached.

                                    Exhibit B
                                    ---------

                         Form of RMUSA Lease Assignment



                                  See attached.